Exhibit (a)(1)(A)

JUNIPER NETWORKS, INC.

OFFER TO AMEND THE EXERCISE PRICE OF CERTAIN OPTIONS

This document constitutes part of the prospectus relating to each of the
Juniper Networks, Inc. Amended & Restated 1996 Stock Plan and
the Juniper Networks 2000 Nonstatutory Stock Option Plan
covering securities that have been registered under the Securities Act of 1933.

DATED MARCH 12, 2007, AS AMENDED MARCH 20, 2007 AND MARCH 28, 2007

JUNIPER NETWORKS, INC.

Offer to Amend the Exercise Price of Certain Options

This offer and withdrawal rights will expire at
9:00 p.m., Pacific Time, on April 6, 2007 unless we extend them.

By this Offer to Amend the Exercise Price of Certain Options (the “Offer to Amend”), we are giving all eligible employees holding “tainted options” (as described below) to purchase shares of our common stock the right to amend all outstanding tainted options and to receive cash payments (we refer to this as the “offer”). Each eligible employee who has tainted options outstanding will be provided an addendum/options history (referred to herein as the “Addendum”) setting forth his or her tainted options, the new exercise price that would apply to each tainted option (if amended), the amount of any cash payments with respect to his or her tainted options, and other relevant information. The Addendum will be provided via Juniper’s intranet (at the website address: https://hr-tools.
juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=
Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=
main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal), and the eligible employee can access the Addendum using his or her PeopleSoft login credentials.

We have determined that certain of your stock options were granted at a discount from fair market value and therefore may be subject to adverse personal tax consequences either under Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”) or ineligible to obtain preferential tax treatment under the Income Tax Act (Canada). These consequences for eligible employees subject to Section 409A include income inclusion in the year of vesting (whether or not you have exercised affected stock options), an additional 20% federal penalty tax and interest charges. In addition, there may be additional taxes pursuant to similar state laws. For example, California has a provision similar to Section 409A and imposes a 20% tax with regard to discounted stock options (in addition to the federal 20% tax and any federal and state income taxes). The tax consequences for eligible employees subject to tax in Canada include the loss of preferential tax treatment under the Canadian income tax rules. If you elect to participate in this offer, your tainted options should no longer be subject to the adverse personal tax consequences under Section 409A and you likely will be eligible for preferential tax treatment under the Income Tax Act (Canada), as applicable.

You are an “eligible employee” only if:

•	(1) you are an employee of Juniper Networks, Inc. or our subsidiaries (collectively referred to as “Juniper,” the “Company,” “we,” “our” or “us”) as of the last date on which this offer remains open for acceptance, (2) you are subject to taxation in the United States (an “eligible U.S. employee”) and (3) as of the last date on which this offer remains open for acceptance, you are not and have never been an officer or director of the Company as contemplated by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); or

•	(1) you are an employee of the Company as of the last date on which this offer remains open for acceptance, (2) you are subject to taxation in Canada but not in the United States (an “eligible Canada employee”) and (3) as of the last date on which this offer remains open for acceptance, you are not and have never been an officer or director of the Company as contemplated by Section 16 of the Exchange Act.

An option to purchase common stock is eligible for this offer (such an option is referred to as a “tainted option”) only to the extent that each of the following conditions is met:

•	the option was granted under either the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan or the Juniper Networks 2000 Nonstatutory Stock Option Plan (together, the “Juniper Stock Plans”);

•	the option had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option’s grant date, as determined by Juniper for financial accounting purposes (that is, it was granted at a “discount” to the then-current fair market value of the underlying stock);

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•	if the option is held by an eligible U.S. employee, the option was unvested as of December 31, 2004 (if only a portion of an option grant was unvested as of December 31, 2004, the unvested portion of the grant may be a “tainted option”). If the option is held by an eligible Canada employee, the option may be a “tainted option” even if it was vested as of December 31, 2004; and

•	the option is held by an eligible employee and is outstanding as of the last date on which this offer remains open for acceptance.

This is an all or nothing offer, which means that if you participate, you must participate with respect to all of your tainted options. If you participate in this offer, all of your tainted options will be replaced with the following consideration:

1. Your tainted option will be amended to increase the exercise price per share to the fair market value of a share of the common stock of Juniper on the date that Juniper determined the option was actually granted for financial accounting purposes (that is, on the option’s measurement date for financial accounting purposes) (the “new exercise price”). If you are an eligible U.S. employee and only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is a tainted option and will be amended to increase the exercise price. If you are an eligible Canada employee, the entire outstanding portion of the tainted option will be amended to increase the exercise price. Your Addendum will list the original exercise price of your tainted options, as well as the new exercise price of such options, should you accept this offer with respect to those options; and

2. In addition, if you are an eligible U.S. employee, you will receive a cash payment equal to 105% of the difference between the new exercise price per share of the amended option and the original exercise price per share (the “exercise price increase”), multiplied by the number of unexercised shares of Juniper common stock subject to the tainted option that was amended in the manner described above (the “aggregate exercise price increase”). Cash payments, less any applicable tax withholdings, to eligible U.S. employees will be paid on the first payroll date in 2008 (regardless of whether you are an employee of Juniper at the time of payment). If you are an eligible Canada employee, you will receive a cash payment equal to 100% of the aggregate exercise price increase plus a cash payment equal to the aggregate exercise price increase divided by 0.7013, minus the aggregate exercise price increase (the “gross-up amount”). For example, if the aggregate exercise price increase of the tainted option was $2,000.00, the gross-up amount would be $851.85 ($2,000.00/0.7013-$2,000.00=$851.85). Cash payments, less any applicable tax withholdings, to eligible Canada employees will be paid promptly following the expiration date of this offer. The cash payment to eligible U.S. employees is greater than the aggregate exercise price increase to compensate eligible U.S. employees for the delay in payment that is required by applicable U.S. tax law. Canadian tax laws do not contain the same requirement and therefore the delay does not apply to eligible Canada employees. However, because Canadian taxpayers will be taxed at a higher rate on the cash payment than their regular option gains, they receive a gross-up to compensate for the higher taxes.

Your Addendum will list the number of unexercised shares subject to your option and the cash payment you will be entitled to receive for each tainted option you elect to have amended. Your Addendum will be available via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://
hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=
GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) which you can access by using your PeopleSoft login credentials. If you hold an option that is listed on the Addendum for which this offer is not applicable (designated by “N/A”), the option is not a tainted option and is not subject to amendment.

See Question and Answer 9 of the “Summary Term Sheet and Questions and Answers” section of this Offer to Amend for examples of how the amendment and payment structure will work.

Receipt of Amended Options and Cash Payments

If you elect to receive an amended option for a tainted option, the tainted option will be amended on the date that this offer expires (but after the 9:00 p.m. Pacific Time expiration of the offer). We currently expect the offer to expire on April 6, 2007 at 9:00 p.m., Pacific Time. Promptly following the expiration of the offer, you will receive a document entitled “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment” evidencing the amendment of the options you elected to amend. Each amended option will be subject to the terms and conditions of the Juniper Stock Plan under which the original option was granted and as amended in accordance with this offer. Any amended option you receive will continue to be subject to the same vesting schedule.

In addition, the “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment” will evidence your right to receive a cash payment for the tainted options you elected to have amended. With respect to eligible U.S. employees, cash payments will be paid on the first payroll date in 2008, and all such payments will be subject to any applicable tax withholding. With respect to eligible Canada employees, cash payments will be paid promptly following the expiration date, and all such payments will be subject to any applicable tax withholding. Cash payments will not be subject to any further vesting conditions, so you will receive any cash payments to which you are entitled, regardless of whether the tainted option is vested and regardless of whether you are an employee of Juniper at the time of payment.

Other Matters

The offer is not conditioned upon this offer being accepted with respect to a minimum number of the outstanding tainted options, but the offer is subject to customary conditions, which we describe in Section 7 of this Offer to Amend. You are not required to accept this offer.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “JNPR.” On March 9, 2007, the closing price of our common stock was $18.31 per share as reported on the Nasdaq. You should evaluate current market quotes for our common stock, among other factors, before deciding to participate in this offer.

See “Risks of Participating in the Offer” beginning on page 19 for a discussion of risks that you should consider before participating in this offer.

IMPORTANT — ACTION ITEMS TO PARTICIPATE

If you participate in this offer, you must complete and accept the offer via Juniper’s intranet by following the instructions on Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https:// hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market= GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) before 9:00 p.m., Pacific Time, on April 6, 2007. In order to access the website and make elections, you will need your login credentials for Juniper’s PeopleSoft application on the Juniper intranet.

Only responses that include your acceptance or rejection of the offer, are complete, submitted, and actually received by Juniper by the deadline will be accepted by us. Although we strongly prefer responses to be submitted via Juniper’s intranet, responses may also be submitted in paper form by mail or fax. Responses submitted by any other means, including e-mail and hand delivery, are not permitted. Responses that are received after the deadline will not be accepted. The delivery of your election is at your risk. Juniper intends to confirm the receipt of your acceptance of the offer by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Juniper has received your response, we recommend that you confirm that we have received your acceptance or withdrawal. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@juniper.net.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this offer. Any representation to the contrary is a criminal offense.

Juniper has engaged a third-party consultant to prepare communications regarding this offer and to provide general tax information to eligible employees with respect to this offer. The consultant will not provide tax advice specific to an individual’s circumstances or make any recommendation. We recommend that you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisors. You should direct general questions about the terms of this offer or requests for general tax information about this offer to the following location on Juniper’s intranet: http://tenderoffer.juniper.net.

Offer to Amend the Exercise Price of Certain Options, dated March 12, 2007.

You should rely only on the information contained in this Offer to Amend or documents to which we have referred you. We have not authorized anyone to provide you with different information. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences. Although our board of directors has approved this offer, neither we nor our board of directors make any recommendation as to whether you should accept this offer. The decision to participate in the offer must be your own, after taking into account your personal circumstances and preferences. We are not making an offer of the cash consideration or amended options in any jurisdiction in which the offer is not permitted. We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from, the option holders residing in such jurisdiction. You should not assume that the information provided in this Offer to Amend is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this offer.

SUMMARY TERM SHEET AND QUESTIONS AND ANSWERS

The following are answers to some of the questions that you may have about this offer. You should carefully read this entire offer, the accompanying e-mail from Mitchell Gaynor dated March 12, 2007, and the election agreement together with its associated instructions on Juniper’s intranet (at the website address: https://
hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/
?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=
&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal). This offer is made subject to the terms and conditions of these documents as they may be amended. The information in this summary is not complete. Additional important information is contained in the remainder of this Offer to Amend and the other offer documents. We have included in this summary references to other sections in this offer to help you find a more complete description of these topics.

Q1.	What is the offer?	3
Q2.	Why is Juniper making this offer?	4
Q3.	Who is eligible to participate in this offer?	5
Q4.	Which options are eligible for amendment in this offer?	5
Q5.	How do I participate in this offer?	5
Q6.	If I participate in this offer, do I have to amend all of my tainted options?	7
Q7.	If I decide to participate in the offer, what will happen to my current tainted options?	7
Q8.	What if I don’t participate in the offer? Shouldn’t the Company pay for my tax problems?	7
Q9.	What will I receive in return for increasing the exercise price of my options?	8
Q10.	When will my tainted options be amended and when will I receive the cash payments?	9
Q11.	I am an eligible U.S. employee. Why won’t I receive my cash payment immediately following the expiration of the offer?	10
Q12.	I am an eligible Canada employee. Why won’t I receive the increase of 5% in my cash payment that the eligible U.S. employees receive? Why am I receiving a gross-up amount?	10
Q13.	Am I required to participate in this offer?	10
Q14.	Once my options are accepted for amendment, is there anything I must do to receive the amended options or cash payments?	10
Q15.	When will my amended options vest?	11
Q16.	Will the terms and conditions of my amended options be the same as my original options?	11
Q17.	What happens to my options if I elect to participate in the offer with respect to tainted options but then exercise those options before expiration of the offer?	11
Q18.	What happens to my options if I do not submit my acceptance of the offer by the deadline, am not an eligible employee as of the last date on which this offer remains open for acceptance, choose not to participate or my options are not accepted?	11
Q19.	I am an eligible U.S. employee. Are there any positive or negative tax consequences to my participation in the offer?	12
Q20.	I am an eligible Canada employee. Are there any positive or negative tax consequences to my participation in the offer?	13
Q21.	If I choose to participate in this offer, are there circumstances under which my tainted options would be amended but I would not receive a cash payment for them?	14
Q22.	What happens to my option and cash payment if I elect to participate in the offer but then my employment with the Company terminates after expiration of the offer?	14
Q23.	How will Juniper confirm to me that my election agreement has been received?	14
Q24.	Can I accept this offer with respect to shares of Juniper common stock that I previously acquired upon exercise of options?	14
Q25.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?	14

Q26.	Is this a repricing of options?	15
Q27.	How does Juniper determine whether I have properly accepted this offer?	15
Q28.	When will my amended options expire?	15
Q29.	Will I receive any paperwork indicating my options have been amended?	15
Q30.	Are there any conditions to this offer?	15
Q31.	If you extend the offer, how will you notify me?	15
Q32.	How will you notify me if the offer is changed?	15
Q33.	Can I change my mind and withdraw from this offer?	15
Q34.	How do I withdraw my election?	16
Q35.	What if I withdraw my election and then decide again that I want to participate in this offer?	17
Q36.	Can I change my mind about which options with respect to which I want to accept this offer?	17
Q37.	How should I decide whether or not to accept this offer with respect to my tainted options?	17
Q38.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?	17
Q39.	Will my amended options remain nonstatutory stock options for United States tax purposes?	18
Q40.	Does Section 409A or the Income Tax Act (Canada) impact Employee Stock Purchase Plan (ESPP) shares or restricted stock?	18
Q41.	Whom can I contact if I need to confirm Juniper’s receipt of my acceptance or withdrawal, I have questions about the offer, I have technical problems with Juniper’s intranet, or if I need additional copies of the offer documents?	18

Q1.	What is the offer?

A1.	This offer is a voluntary opportunity for eligible employees to elect to have certain outstanding options amended and receive a cash payment. This opportunity is described in the following questions and answers, and in the remainder of this Offer to Amend. We believe this will eliminate certain unfavorable personal tax consequences to eligible employees. (See Sections 3 and 14 and Schedule C)

Terms Used in the Offer

The following are some terms that are frequently used in this Offer to Amend.

• “Addendum” refers to the document titled “Addendum/Options History” that will be available to each eligible employee via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/
psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=
Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=
&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) using his or her PeopleSoft login credentials. The Addendum will list tainted options and, for each tainted option, will list the original exercise price, the number of unexercised shares subject to the option, the new exercise price if the option is amended and the cash payment related to the tainted option if it is amended.

• “amended options” refers to tainted options that are amended pursuant to this offer.

• “election agreement” refers to the election agreement that consists of both the intranet page containing your Addendum and accept/reject icons and the election agreement terms and conditions.

• “eligible Canada employees” refers to all individuals who (1) are subject to taxation in Canada but not subject to taxation in the U.S., (2) are employees of Juniper as of the last date on which this offer remains open for acceptance and (3) as of that same date, are not and have never been officers or directors of the Company as contemplated by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Eligible Canada employees may participate in this offer only if they hold tainted options.

• “eligible employees” refers to eligible U.S. employees and eligible Canada employees.

• “eligible U.S. employees” refers to all individuals who (1) are subject to United States taxation, (2) are employees of Juniper as of the last date on which this offer remains open for acceptance, and (3) as of that same date, are not and have never been officers or directors of the Company as contemplated by Section 16 of the Exchange Act. Eligible U.S. employees may participate in this offer only if they hold tainted options.

• “executive officers” refers to those officers of Juniper listed on Schedule A, including those who are officers as contemplated by Section 16 of the Exchange Act. None of our executive officers is eligible to participate in this offer.

• “exercise price increase” refers to the difference between the new exercise price per share of the amended option and the original exercise price per share. The exercise price increase multiplied by the number of unexercised shares of Juniper common stock subject to the tainted option that was amended in this offer is referred to as the “aggregate exercise price increase.”

• “expiration date” refers to the date that this offer expires. The expiration date will be April 6, 2007 at 9:00 p.m., Pacific Time, unless the offer is extended. We may extend the expiration date at our discretion. If we extend the offer, the term “expiration date” will refer to the time and date at which the extended offer expires. Options amended in this offer will be amended on the same day, promptly following the expiration of the offer.

• “gross-up amount” refers to the additional amount paid to the eligible Canada employees to compensate them for 50% of the additional taxes due on the payment of the aggregate exercise price increase. This gross-up amount is calculated as approximately 50% of the tax rate to approximate the 50% tax deduction that is generally available for option income in Canada and assumes an applicable tax rate of approximately 46%.

• “Juniper Stock Plans” refers to the following stock plans: the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan and the Juniper Networks 2000 Nonstatutory Stock Option Plan.

• “new exercise price” refers to the exercise price per share at which amended options may be exercised to purchase Juniper common stock. An amended option’s new exercise price will be equal to the fair market value of a share of Juniper common stock on the date that Juniper determined the option was actually granted, as determined by Juniper for financial accounting purposes (that is, the option’s measurement date for financial accounting purposes). Your Addendum will list the new exercise price for each of your tainted options should you accept this offer with respect to such options.

• “offer period” or “offering period” refers to the period from the commencement of this offer to the expiration date. This period will commence on March 12, 2007, and end at 9:00 p.m., Pacific Time, on April 6, 2007, unless the offer is extended.

• “original exercise price” refers to the original exercise price of a tainted option. Your Addendum will list the original exercise price of each of your tainted options.

• “Section 409A” refers to Section 409A of the United States Internal Revenue Code of 1986, as amended, and the proposed tax regulations under the American Jobs Creation Act of 2004.

• “tainted options” refers to all options with respect to which you may accept this offer in exchange for amended options and cash payments, as described in Question and Answer 4 and Section 1 of the Offer to Amend. If you may accept this offer with respect to only a portion of an option, that portion is the “tainted option.” None of our executive officers is eligible to participate in this offer and therefore none of our officers holds any tainted options.

Q2.	Why is Juniper making this offer?

A2.	Due to certain stock option documentation issues identified as part of an independent investigation related to our historical stock option granting practices, Juniper has determined that the actual measurement dates for financial accounting purposes of certain options granted under the Juniper Stock Plans differ from the recorded grant dates of such awards. These options were issued with an exercise price less than the fair market value of the underlying Juniper common stock on the date of grant, as determined by Juniper for financial accounting purposes. With respect to eligible U.S. employees, Section 409A provides that the portion of options that were granted at a discount and that vest after December 31, 2004 will likely subject the eligible U.S. employees to unfavorable personal tax consequences. With respect to eligible Canada employees, the options that were granted at a discount likely will result in the loss of preferential tax treatment under the Income Tax Act (Canada). If the tainted options are amended, the unfavorable personal tax consequences as described in Section 14 and Schedule C of this Offer to Amend, will be eliminated. (See Sections 3 and 14 and Schedule C)

Q3.	Who is eligible to participate in this offer?

A3.	You may participate in this offer if (1) you are an employee of Juniper as of the last date on which this offer remains open for acceptance, (2) you are subject to taxation in the United States or Canada and (3) as of the last date on which this offer remains open for acceptance, you are not and have never been an officer or director of the Company as contemplated by Section 16. None of our executive officers and none of our non-employee directors is eligible to participate in this offer. (See Section 1)

Q4.	Which options are eligible for amendment in this offer?

A4.	An option to purchase common stock is a tainted option under this offer only if each of the following conditions are met:

• the option was granted under either of the Juniper Stock Plans;

• the option had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option’s grant date, as determined by Juniper for financial accounting purposes (that is, it was granted at a “discount” to the then-current fair market value of the underlying stock);

• if the option was held by an eligible U.S. employee, the option was unvested as of December 31, 2004 (if only a portion of an option grant was unvested as of December 31, 2004, the unvested portion may be a “tainted option”). If the option was held by an eligible Canada employee, the option may be a “tainted option” even if it was vested as of December 31, 2004; and

• the option is held by an eligible employee and is outstanding as of the last date on which this offer remains open for acceptance.

Q5.	How do I participate in this offer?

A5.	If you choose to participate in this offer, you must do the following before 9:00 p.m., Pacific Time, on April 6, 2007 (the expiration date):

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://
hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/
?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX
&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Properly complete and submit the election agreement via Juniper’s intranet by 9:00 p.m., Pacific Time, on April 6, 2007 (by selecting the “Accept Offer” box on the intranet page containing your Addendum and the accept/reject icons after you have read the election agreement terms and conditions).

We strongly prefer that you elect to participate in the offer via Juniper’s intranet, but if you choose not to utilize the intranet acceptance process, you may submit your election by sending your acceptance in the mail or by fax using the mailing address or fax number listed below. Please allow ample time for any mailed documents to arrive, as they must be received by the expiration date, which is expected to be 9:00 p.m., Pacific Time, on April 6, 2007, in order to be accepted. You do not need to submit a mailed or faxed election agreement if you accept or reject the offer via Juniper’s intranet. To send your election agreement and page regarding acceptance of terms and conditions by mail or fax, you must do the following before 9:00 p.m., Pacific Time, on April 6, 2007:

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://
hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/
?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX
&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Print both the intranet page containing your Addendum and the accept/reject icons and the election agreement terms and conditions (these together are the “election agreement”).

3. Properly complete the election agreement by checking the “Accept Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

4. Mail or fax the properly printed, completed and signed election agreement (both the intranet page and election agreement terms and conditions) to:

Stock Administration
Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, CA 94089, U.S.A.
Fax: (408) 936-3021

Juniper must receive your properly submitted election agreement by 9:00 p.m., Pacific Time, on April 6, 2007. If you mail your election agreement, postmark by this date is not sufficient for acceptance; the election agreement itself must be received at the above address by the above deadline. If you are unable to print your election agreement from Juniper’s intranet, you may e-mail stockadmin@juniper.net to receive a paper form of the election agreement and Addendum.

This is an all or nothing offer, which means that if you participate, you must participate with respect to all of your tainted options (except with respect to eligible U.S. employees, to the extent any portion of the option vested on or before December 31, 2004). To help you determine which of your outstanding options are tainted options and to give you the tools to make an informed decision, on Juniper’s intranet we will provide you with access to an Addendum listing your tainted options, the new exercise price that will apply if the tainted options are amended and the cash payment you will receive for each tainted option, if amended. Your Addendum will be available via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/
servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX
&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal), which you may access using your PeopleSoft login credentials. If you hold an option that is listed on the Addendum for which this offer is not applicable (designated by “N/A”), the option is not a tainted option and is not eligible for amendment pursuant to this offer.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any election related to options with respect to which you have elected to accept this offer that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to the terms and conditions of this offer, promptly after the expiration of this offer, we will accept all tainted options for amendment with respect to which a proper election to participate in the offer has been made by an eligible employee. (See Section 4)

Your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on April 6, 2007, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. The only exception is that if we have not accepted your options by 9:00 p.m. Pacific Time on May 4, 2007, you may withdraw your election at any time thereafter.

We may extend this offer. If we extend this offer, we will issue a press release, e-mail or other communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the U.S. business day following the previously scheduled expiration date.

If you participate in this offer, you must complete and submit the election agreement via Juniper’s intranet or alternate method described above before 9:00 p.m., Pacific Time, on April 6, 2007. Only responses that are complete, submitted and actually received via Juniper’s intranet (or in paper form by mail or fax) by Juniper by the deadline will be accepted; postmark alone by the deadline is insufficient for acceptance by us. Responses received after the deadline will not be accepted by us. The delivery of the election agreement is at your risk. Juniper intends to confirm the receipt of your acceptance of the offer by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Juniper has received your acceptance of the offer, we recommend that you confirm that Juniper has received your acceptance of the offer. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@juniper.net. Responses may only be submitted via Juniper’s intranet or in paper form by mail or fax. Responses submitted by any other means, including e-mail and hand delivery, are not permitted.

Q6.	If I participate in this offer, do I have to amend all of my tainted options?

A6.	Yes. You cannot selectively amend your tainted options. This is an all or nothing offer, which means that if you participate in this offer at all, you must amend all your tainted options. This also means that you must amend the remaining outstanding portion of any tainted option that you have partially exercised. As mentioned above, the portion of an option held by an eligible U.S. employee that vested on or prior to December 31, 2004 is not a “tainted option’’ but the portion that vested after December 31, 2004 may be a tainted option eligible for amendment under this offer.

Eligible U.S. Employee Election Example

If you are an eligible U.S. employee and you hold (1) a tainted option to purchase 1,000 shares of Juniper common stock, which you have already exercised with respect to 700 shares, (2) a tainted option to purchase 500 shares of Juniper common stock, of which you have exercised none of the shares and (3) an option to purchase 1,000 shares, all of which remain unexercised and of which 100 shares have vested on or before December 31, 2004 (so only 900 shares are “tainted options’’), you may elect to amend:

• all of your tainted options, with respect to (1) 300 shares of your first option, (2) 500 shares of your second option and (3) 900 shares of your third option; or

• none of your options.

These are your only choices in this example.

Eligible Canada Employee Election Example

If you are an eligible Canada employee and you hold (1) a tainted option to purchase 1,000 shares of Juniper common stock, which you have already exercised with respect to 700 shares, (2) a tainted option to purchase 500 shares of Juniper common stock, of which you have exercised none of the shares and (3) a tainted option to purchase 1,000 shares, of which you have exercised none of the shares, you may elect to amend:

• all of your tainted options, with respect to (1) 300 shares of your first option, (2) 500 shares of your second option and (3) 1,000 shares of your third option; or

• none of your options.

These are your only choices in this example.

Q7.	If I decide to participate in the offer, what will happen to my current tainted options?

A7.	If you elect to participate in the offer, your tainted options will be amended on the same day as the expiration date (but following the 9:00 p.m. Pacific Time expiration of the offer). The expiration date will be April 6, 2007 at 9:00 p.m. Pacific Time, unless the offer period is extended. In addition, as of that same date, you will become entitled to receive the cash payment described below, less any applicable tax withholding.

The amended option will continue to be subject to the terms and conditions of the Juniper Stock Plan under which the original option was granted as amended in accordance with this offer. (See Section 6)

Q8.	What if I don’t participate in the offer? Shouldn’t the Company pay for my tax problems?

A8.	No. The Company is making this offer to enable you to eliminate certain adverse personal tax consequences. If you choose not to participate in the offer, Juniper does not plan to compensate you for any adverse personal tax consequences that may result.

Q9.	What will I receive in return for increasing the exercise price of my options?

A9.	If you participate in this offer, any tainted option with respect to which you accept this offer will be replaced with the following consideration:

1. Your tainted option will be amended to increase the exercise price per share to the new exercise price. The new exercise price will be the fair market value of a share of Juniper common stock on the date the option was actually granted, as determined by Juniper for financial accounting purposes (that is, on the option’s measurement date for financial accounting purposes). No other part of the affected option will change: the vesting schedule will remain as originally granted — it does not get accelerated or decelerated, and you will not have to restart the vesting schedule. Nor will the expiration date of the option change; it will remain as originally granted.

If you are an eligible U.S. employee and only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is a tainted option and will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse personal tax consequences that this offer is designed to allow you to avoid and so that portion of the option grant will not be eligible for inclusion in the offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its original exercise price.

If you are an eligible Canada employee, the entire outstanding portion of the tainted option will be amended to increase the exercise price.

Your Addendum will list the original exercise price of your tainted options, as well as the new exercise price of such options, should you accept this offer with respect to those options. Your Addendum will be available via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE
&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info’’ link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) and can be accessed by using your PeopleSoft login credentials.

2. In addition, if you are an eligible U.S. employee, for each tainted option amended in this offer, you will receive a cash payment equal to 105% of the aggregate exercise price increase (that is, 105% of the difference between the new exercise price per share of the amended option and the original exercise price per share, multiplied by the number of unexercised shares subject to the tainted option that was amended, in the manner described above). If you are an eligible Canada employee, for each tainted option amended in this offer, you will receive a cash payment equal to 100% of the aggregate exercise price increase plus a cash payment equal to the gross-up amount. For example, if the aggregate exercise price increase of the tainted option was $2,000.00, the gross-up amount would be $851.85 ($2,000.00/0.7013-$2,000.00=$851.85). All cash payments will be subject to applicable tax withholding. The cash payment to eligible U.S. employees is greater than the aggregate exercise price increase to compensate eligible U.S. employees for the delay in payment that is required by U.S. tax law. The timing of the payment date is mandated by the relevant governing tax laws and not any Juniper decision. Canadian tax laws do not contain the same requirement and therefore the delay does not apply to eligible Canada employees. However, because Canadian taxpayers will be taxed at a higher rate on the cash payment than their regular option gains, they will receive a gross-up to compensate for the higher taxes.

Further, please note that you will receive a single cash payment covering all of your unexercised options whether or not the options have vested. The correction is designed to be a one-time event.

Your Addendum will list the number of unexercised shares subject to your tainted option and the cash payment you will be entitled to receive for each tainted option you elect to have amended. Note that your cash payment is subject to any applicable tax withholding. You may access your Addendum via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info’’ link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) using your PeopleSoft login credentials. While you may have other stock options to purchase

Juniper’s common stock not affected by this tender offer, these will be designated on the Addendum as “N/A’’ to indicate they are not eligible for amendment pursuant to the offer. Viewing your complete option holdings is available as it always has been at the E*Trade website.

For purposes of this offer, the term “option’’ generally refers to an option to purchase one or more shares of our common stock.

Eligible U.S. Employee Tainted Option Example

You are an eligible U.S. employee and you were issued an option to purchase 2,000 shares of Juniper common stock with an original exercise price per share equal to $5.00. Of the number of shares subject to your option, 400 shares vested on or before December 31, 2004. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. As of the offer expiration date, 1,400 shares were vested (1,000 shares of which vested after December 31, 2004) and you had not exercised any portion of the option. The options will be tainted options with respect to 1,600 shares (the 400 shares which vested on or before December 31, 2004 are not subject to Section 409A and are therefore not eligible for this offer). If you accept this offer, then pursuant to the terms of the offer you will receive the following:

1. The option to purchase 1,600 shares will be amended to increase the exercise price to $6.00 per share. 1,000 shares subject to the option will be vested as of the expiration date.

2. A cash payment of $1,680.00 (this is 105% of $1,600.00, which is $6.00-$5.00 multiplied by 1,600 shares) (the portion of the tainted option eligible for amendment as of the expiration date of the offer), less any applicable tax withholding, will be payable on the first payroll date in 2008.

Eligible Canada Employee Tainted Option Example

You are an eligible Canada employee and you were issued an option to purchase 2,000 shares of Juniper common stock with an original exercise price per share equal to $5.00 per share. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. As of the offer expiration date, 1,500 shares were vested and you had not exercised any portion of the option. The options will be tainted options with respect to all 2,000 shares subject to the option and if you accept this offer, then pursuant to the terms of the offer you will receive the following:

1. The option to purchase 2,000 shares will be amended to increase the exercise price to $6.00 per share. 1,500 shares subject to the option will be vested as of the expiration date.

2. A cash payment of $2,000.00 ($6.00-$5.00 multiplied by 2,000 shares) (the portion of the option eligible as of the expiration date of the offer), less any applicable tax withholding, will be payable promptly following the expiration date. In addition, you will receive a cash payment equal to the gross-up amount. The gross-up amount will be calculated as $2,000.00 divided by 0.7013, which equals $2,851.85. $2,000.00 is subtracted from this amount (since the eligible Canada employees already receive this amount as a cash payment), which equals an additional gross-up amount of $851.85, less any applicable tax withholding.

Q10.	When will my tainted options be amended and when will I receive the cash payments?

A10.	Any tainted options with respect to which you have elected to accept this offer will be amended on the expiration date (on the same date but following the expiration of the offer). We expect the expiration date will be April 6, 2007 at 9:00 p.m. Pacific Time. Promptly after the expiration of the offer, you will receive an “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment’’ evidencing the amendment of the options you elected to amend. (See Section 6)

In addition, the “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment’’ will evidence your right to receive a cash payment for the tainted options you elected to have amended. If you are an eligible U.S. employee, any cash payment owed to you will be paid to you, less any applicable tax withholding, on the first payroll date in 2008. If you are an eligible Canada employee, any cash payment owed to you will be paid to you, less any applicable tax withholding, promptly following the expiration date. The difference in payment dates is because U.S. tax laws require that the payments to eligible U.S. employees be delayed in order to eliminate the adverse tax consequences. Canadian tax laws do not contain the same requirement and therefore we have not applied the delay to eligible Canada employees. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture, which means that if you terminate employment with Juniper after the close of the offer you will nevertheless receive the cash payment when it is made in January 2008. (See Section 6)

Q11.	I am an eligible U.S. employee. Why won’t I receive my cash payment immediately following the expiration of the offer?

A11.	The proposed tax regulations under Section 409A that allow us to offer you the opportunity to avoid unfavorable personal tax consequences by amending your options also impose certain requirements regarding the timing of the cash payments. These proposed tax regulations do not allow us to make the cash payments to eligible U.S. employees in the same calendar year in which the options are amended. Therefore, the earliest we can make these cash payments to eligible U.S. employees who participate in the offer is in January 2008. To compensate employees for the delay in payment, we are paying you an additional 5% (for a total of 105%) of the aggregate exercise price increase for each tainted option you amend under this offer.

Q12.	I am an eligible Canada employee. Why won’t I receive the increase of 5% in my cash payment that the eligible U.S. employees receive? Why am I receiving a gross-up amount?

A12.	As described in Question and Answer 11, the proposed tax regulations under Section 409A that allow us to offer eligible U.S. employees the opportunity to avoid unfavorable personal tax consequences by amending their options also impose certain requirements regarding the timing of the cash payments. These proposed tax regulations do not allow us to make the cash payments to eligible U.S. employees until January 2008. Canadian tax laws do not contain the same requirement and therefore we have not applied the delay to eligible Canada employees. Consequently, we determined not to include the 5% payment increase for participants who will not be subject to the delay.

Eligible Canada employees are receiving the gross-up payment to compensate them for 50% of the additional taxes due on the payment to the eligible Canada employees of the aggregate exercise price increase. This gross-up amount is calculated as approximately 50% of the applicable tax rate to approximate the 50% tax deduction that is generally available for stock option income.

Q13.	Am I required to participate in this offer?

A13.	No. Participation in this offer is completely voluntary.

However, if you do participate in this offer, you must accept this offer with respect to all of the shares subject to the outstanding portion of all tainted option grants (with respect to eligible U.S. employees, options are “tainted’’ to the extent that such shares vested after December 31, 2004). (See Section 2)

If you do not participate in this offer, you may be subject to certain adverse personal tax consequences. Please also see Questions and Answers 18, 19 and 20 for a description of the potential tax consequences to you if you decide not to participate in the offer and instead keep your current options.

Q14.	Once my options are accepted for amendment, is there anything I must do to receive the amended options or cash payments?

A14.	Once the offer has expired and your election with respect to options has been accepted by us, your tainted options will be amended. There is nothing that you must do to receive your amended options. Your amended options will be amended on the same day that the offer expires (but following the expiration of the offer). (See Section 2)

You also do not need to do anything in order to receive your cash payments for your tainted options. If you are an eligible U.S. employee, the cash payment for these options will be made on the first payroll date in 2008. If you are an eligible Canada employee, the cash payment for these options will be made promptly following the expiration date. For each tainted option that is amended under this offer, the amount of the cash payment will be equal to the aggregate exercise price increase, except that eligible U.S. employees will receive an additional 5% of the aggregate exercise price increase for each tainted option to compensate them for the payment delay.

Promptly following the expiration of the offer, we will send you an “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment’’ evidencing your right to receive a cash payment for these options. This payment will not be subject to any vesting conditions or otherwise be subject to forfeiture.

Q15.	When will my amended options vest?

A15.	If your options are amended, they will continue to vest according to the vesting schedule of your original options. Future vesting is subject to your continued employment with Juniper through each relevant vesting date. You will not lose any vested options or have to restart the vesting schedule as a result of this offer. (See Section 9)

Q16.	Will the terms and conditions of my amended options be the same as my original options?

A16.	Yes. Except for the new exercise price of your amended options, the terms and conditions of your amended options will remain the same as the terms and conditions of your tainted options. In addition, all amended options will continue to be treated as nonstatutory stock options for U.S. tax purposes. (See Sections 2, 9 and 14)

Q17.	What happens to my options if I elect to participate in the offer with respect to tainted options but then exercise those options before expiration of the offer?

A17.	If you elect to participate in the offer but exercise your tainted options prior to expiration of the offer, those options which you exercise will no longer be eligible to be amended in this offer and you will not avoid the adverse personal tax consequences described in this Offer to Amend. You also will not receive a cash payment with respect to such options. Your options instead will terminate upon exercise in accordance with their terms. (See Question and Answer 18) If you are an eligible U.S. employee, with respect to those tainted options you exercise prior to expiration of the offer, you may be required to recognize ordinary income and may also be subject to an additional 20% federal penalty tax and interest. Furthermore, some states, including California, impose additional penalty taxes and interest charges. If you are an eligible Canada employee, your option will be subject to tax at exercise on the difference between the fair market value of the shares on the date of exercise and the option price. You will not be eligible for preferential tax treatment (i.e., the deduction and deferral as explained in Schedule C). (See Section 14 and Schedule C)

Q18.	What happens to my options if I do not submit my acceptance of the offer by the deadline, am not an eligible employee as of the last date on which this offer remains open for acceptance, choose not to participate or my options are not accepted?

A18.	If Juniper does not receive your properly completed and submitted election agreement accepting the offer by the deadline, you choose not to participate, you are not an eligible employee as of the last date on which this offer remains open for acceptance or your options are not accepted by us under this offer, your existing options will (1) remain outstanding until they expire by their terms, including but not limited to expiration in connection with your termination of employment, (2) retain their original exercise price, (3) retain their current terms for exercise, and (4) retain their current vesting schedule. As described in Question and Answer 2 and 19, if you are an eligible U.S. employee, you may be required to recognize ordinary income before the options are exercised and may also be subject to an additional 20% federal penalty tax and interest. In addition, some states, including California, impose additional penalty taxes and interest charges. As described in Question and Answer 2 and 20, if you are an eligible Canada employee, your option will be subject to tax at exercise on the difference between the fair market value of the shares on the date of exercise and the option price. You will not be eligible for preferential tax treatment (i.e., the deduction and deferral as explained in Schedule C). We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any tax consequences. (See Section 14 and Schedule C)

Q19.	I am an eligible U.S. employee. Are there any positive or negative tax consequences to my participation in the offer?

A19.	Yes. As a result of your participating in this offer, you may avoid potentially adverse personal tax consequences associated with your tainted options under United States tax law.

Section 409A and proposed tax regulations under the American Jobs Creation Act of 2004 provide that stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant (i.e., granted at a discount) are considered deferred compensation and must comply with the operating rules of Section 409A. In order to comply with those operating rules, the stock options must have fixed exercise dates to avoid early income recognition and an additional 20% tax and possible interest charges.

None of the tainted options have fixed exercise dates and therefore this non-compliance with the operating rules of Section 409A would likely subject the eligible U.S. employees to income recognition before the options are exercised and would subject the eligible U.S. employees to the additional 20% tax. As of the date of this offer, the Internal Revenue Service (“IRS’’) has not issued final guidance regarding the tax consequences associated with such options. However, based on currently available guidance, we believe that, in the tax year in which an option vests, eligible U.S. employees will have income recognition equal to the difference between the fair market value of the shares and the exercise price (the “spread’’) and will be subject to the 20% tax on the spread. In addition, we believe that during each subsequent tax year (until the option is exercised or expires), eligible U.S. employees will be subject to additional annual income and penalty taxes on any increase in value of the underlying stock. Finally, certain states have laws similar to Section 409A. Consequently, eligible U.S. employees may also incur additional taxes, penalties and interest charges under state law provisions. For example, California has a provision similar to Section 409A and imposes a 20% tax with regard to discounted stock options (in addition to the federal 20% tax and any federal and state income taxes).

Juniper cannot guarantee any particular tax results related to your options; furthermore, there is uncertainty because the proposed tax regulations are not final. However, Juniper will withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable laws. Because this offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in this offer.

Example: You are an eligible U.S. employee who holds options to purchase 1,000 shares of Juniper common stock with an original exercise price per share of $5.00. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. On the initial vesting date of December 31, a total of 250 of the shares subject to the option vest at a time when the fair market value is $10.00 per share and there is a total “spread’’ of $1,250.00. Under the proposed tax regulations, in the year in which the option vests, you may have taxable income equal to $1,250.00 (the difference between the $10.00 fair market value and $5.00 exercise price multiplied by the 250 shares that vest) for federal and state tax purposes at your applicable income tax rates and also owe an additional $250.00 due to the 20% penalty tax imposed under Section 409A (20% of $1,250.00). If you are a California employee, you may owe an additional $250.00 due to the 20% penalty tax imposed under California law. Additionally, you may owe an interest penalty with the calculation of such penalties dating back to the original date of grant and you may owe additional taxes in subsequent years, based on an increase in value of the underlying stock. If, for example, your applicable federal and state tax rate is a total of 44.3%, then once the Section 409A and equivalent California penalty taxes are added, you could end up paying approximately 84.3% on the “spread’’ of an option you may not have yet exercised, plus potential interest charges, which may be approximately 9% of the “spread.’’

Please also see Question and Answer 18 for a description of the potential consequences to you if you decide not to participate in the offer and instead keep your current options.

If you participate in the offer, you should not be required under current United States law to recognize income for United States federal income tax purposes on the option at the time you choose to accept the offer. On the expiration date, you should not be required under current law to recognize income for United States federal income tax purposes with respect to any amended options. However, you will have taxable income to the extent you receive any cash payments with respect to any tainted options that are amended. In addition, you may have taxable income when you exercise your amended options or when you sell your shares. (See Section 14)

Uncertainty

Unfortunately, the IRS has not issued definitive final guidance under Section 409A. There is a chance that final guidance issued by the IRS may provide some relief with respect to certain tainted options and your personal tax advisor may advocate a position under the current statute and IRS guidance that your tainted options are exempt from Section 409A. We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our eligible U.S. employees regarding such guidance.

In addition, if you are subject to taxation in the United States, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in this offer. Further, some states, including California, impose additional penalty taxes and interest charges. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences.

Q20.	I am an eligible Canada employee. Are there any positive or negative tax consequences to my participation in the offer?

A20.	Yes. As a result of participation in this offer, you may potentially obtain preferential tax treatment for your option under the Income Tax Act (Canada).

Subject to the potential deferral provisions discussed below, when you exercise your amended options you must include the difference between the fair market value of the shares on the date of exercise and the option price in your income. If you participate in this offer, under Canada Revenue Agency (“CRA’’) guidance, only one-half of this “gain’’ may be subject to tax on the amended options; that is, you may be able to permanently exclude one-half of this “gain’’ from the taxable amount. You will be subject to tax on the remaining one-half of the gain at your applicable marginal tax rate.

You may also be able to defer taxation of the taxable portion of the gain arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the option price) until the earliest of: (i) when you sell the shares purchased upon exercise; (ii) when you die; or (iii) when you become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are purchased upon exercise.

You may only defer the tax on the spread at exercise on up to C$100,000 worth of options that vest in any one-year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

You will be subject to social insurance contributions on the taxable amount (regardless of whether the deferral applies) to the extent you have not exceeded the annual wage ceiling.

Finally, please note that under current CRA guidance, it is likely that the deduction and deferral are available for amended options (although this result is not completely certain). Thus, we recommend that you check with your tax advisor to determine if the deduction and deferral apply to your situation.

If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount will be one-half of the difference between the sale proceeds and the adjusted cost basis of the shares (generally, the fair market value on the date of exercise), less any brokerage fees. In addition, any amount on which taxation was deferred at exercise, if applicable, will become taxable at the time the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

If you participate in this offer, you will be subject to tax on any cash payment received pursuant to this offer. You will likely not be subject to tax at the time you accept this offer and your current tainted options are amended. Please note, however, that the result is not completely certain.

Example: You are an eligible Canada employee who holds options to purchase 1,000 shares of Juniper common stock with an original exercise price per share of $5.00. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. On December 31, 2008, you exercise a total of 250 of the shares subject to the option and on such date the per share fair market value of Juniper’s common stock is $10.00. You will have taxable income equal to $1,250.00 (the difference between $10.00 fair market value and $5.00 exercise price multiplied by the 250 shares that were exercised). You will not be eligible for the deduction and deferral under the Income Tax Act (Canada) if you do not participate in the offer.

Please note that tax laws change frequently and occasionally on a retroactive basis. Juniper cannot guarantee any particular tax results related to your options.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation. Please also see Schedule C of this Offer to Amend for information regarding the tax consequences for eligible employees subject to tax in Canada.

Q21.	If I choose to participate in this offer, are there circumstances under which my tainted options would be amended but I would not receive a cash payment for them?

A21.	No. However, your option will not be amended and cash payments will not be made if we are prohibited from doing so by applicable laws. For example, we could become prohibited from amending options as a result of changes in SEC or Nasdaq Global Select Market rules or applicable laws outside the U.S. We do not anticipate any such prohibitions at this time. (See Section 13)

Q22.	What happens to my option and cash payment if I elect to participate in the offer but then my employment with the Company terminates after expiration of the offer?

A22.	If you elect to participate in this offer with respect to your tainted options, such options will be amended on the same day as the expiration date (but following the expiration of the offer). Your amended options will continue to vest according to the vesting schedule of your original options. Therefore, if your employment with Juniper terminates after your options are amended pursuant to this offer, your amended options will cease to vest in accordance with their terms. As of the expiration date (but following the expiration of the offer), you will also become entitled to receive a cash payment with respect to all of your amended options, less any applicable tax withholding. Such cash payments will not be subject to any further vesting conditions, so you will receive any cash payments to which you are entitled. If you are an eligible U.S. employee the cash payment will be made to you on the first payroll date in 2008, regardless of whether the amended option is vested and regardless of whether you are an employee of Juniper then. If you are an eligible Canada employee the cash payment will be made to you promptly following the expiration date, regardless of whether the amended option is vested and regardless of whether you are an employee of Juniper then. (See Questions and Answers 14 and 15 and Sections 2 and 6)

Q23.	How will Juniper confirm to me that my election agreement has been received?

A23.	Juniper intends to confirm the receipt of your acceptance of the election agreement by e-mail within two U.S. business days. If you have not received an e-mail confirmation within two U.S. business days, we recommend that you confirm that we have received your election. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@juniper.net. (See Section 4)

Q24.	Can I accept this offer with respect to shares of Juniper common stock that I previously acquired upon exercise of options?

A24.	No. This offer relates only to currently outstanding options to purchase Juniper common stock that were granted under any of the Juniper Stock Plans. (See Section 2)

Q25.	Will my decision to participate in the offer have an impact on my ability to receive options in the future?

A25.	No. Your election to participate or not to participate in the offer will not have any effect on our making future grants of options to purchase common stock, or any other rights to you or anyone else. (See Section 7)

Q26.	Is this a repricing of options?

A26.	Yes. Amendment of your tainted options is considered a repricing of options. As a result, the Company may record additional stock-based compensation, if any, equal to the originally measured fair value on the date of grant that is yet to be recognized as of the repricing date, plus any incremental compensation attributed to the modification. The determination of incremental compensation will be based on the excess, if any, of the fair value of the repriced options plus the cash payment that is in excess of the fair value of the options just prior to the repricing. (See Section 12)

Q27.	How does Juniper determine whether I have properly accepted this offer?

A27.	We will determine, at our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of any election agreements. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election agreement or any options under this offer that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all tainted options properly elected for participation that are not validly withdrawn, subject to the terms of this offer. No election to participate with respect to tainted options will be deemed to have been properly made until all defects or irregularities have been cured by you or waived by us. We have no obligation to give notice of any defects or irregularities in any election agreement, and we will not incur any liability for failure to give any notice. (See Section 4)

Q28.	When will my amended options expire?

A28.	Your amended options, if any, will expire on the same date as the scheduled expiration of your original tainted options or earlier upon your termination of employment with the Company. (See Section 9)

Q29.	Will I receive any paperwork indicating my options have been amended?

A29.	Yes. Promptly after the expiration of the offer, the Company will send you an “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment’’ evidencing the amendment of the options you elected to amend. (See Section 9)

Q30.	Are there any conditions to this offer?

A30.	Yes. The implementation of this offer is not conditioned upon it being accepted with respect to a minimum number of offerees. However, the completion of this offer is subject to a number of customary conditions that are described in Section 7 of this Offer to Amend. (See Section 7)

Q31.	If you extend the offer, how will you notify me?

A31.	If we extend this offer, we will issue a press release, e-mail or other form of communication disclosing the extension no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the previously scheduled expiration date. (See Sections 2 and 15)

Q32.	How will you notify me if the offer is changed?

A32.	If we change the offer, we will issue a press release, e-mail or other form of communication disclosing the change no later than 6:00 a.m., Pacific Time, on the next U.S. business day following the day we change the offer. (See Section 15)

Q33.	Can I change my mind and withdraw from this offer?

A33.	Yes. You may change your mind after you have submitted an election agreement and withdraw from the offer at any time before the expiration date by accessing Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX

&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) using your PeopleSoft login credentials. Although we strongly prefer that you submit your withdrawal via Juniper’s intranet, if you choose not to submit your withdrawal via Juniper’s intranet, you may submit your withdrawal by submitting your withdrawal in paper form via mail or fax. (See Question and Answer 34 and Section 5)

If we extend the expiration date, you may withdraw your election with respect to all of your tainted options at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted acceptance or withdrawal we receive before the expiration date. However, if we have not accepted your election to participate in the offer by 9:00 p.m., Pacific Time, on May 4, 2007, you may withdraw your options at any time thereafter. (See Section 5)

Q34.	How do I withdraw my election?

A34.	To withdraw your election with respect to all of your tainted options, you must do the following before the expiration date:

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Properly complete and submit your withdrawal by selecting the “Reject Offer” box on the intranet page containing your Addendum and accept/reject icons after you have read the election agreement and terms and conditions. You must submit your withdrawal via Juniper’s intranet before 9:00 p.m., Pacific Time, on April 6, 2007. If you withdraw from participation in this offer, you must withdraw all your tainted options.

Although we strongly prefer that you submit your withdrawal via Juniper’s intranet, if you choose not to submit your withdrawal via Juniper’s intranet, you may alternatively submit your withdrawal in paper form by doing the following before the expiration date:

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/
?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Print both the intranet page containing your Addendum and the accept/reject icons and the election agreement terms and conditions (these together form the “election agreement”). If you do not have access to Juniper’s intranet, you may e-mail stockadmin@juniper.net to receive a paper form of your election agreement and Addendum.

3. Properly complete the withdrawal by checking the “Reject Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

4. Mail or fax your properly printed, completed and signed election agreement (including both the intranet page and election agreement terms and conditions) indicating your withdrawal to:

Stock Administration
Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, CA 94089, U.S.A.
Fax: (408) 936-3021

Please allow ample time for any mailed documents to arrive; a postmark by the expiration date is not sufficient. Juniper must receive your properly completed and signed paper form of withdrawal by mail or fax before the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on April 6, 2007, unless we extend the offer. Withdrawals may only be submitted via Juniper’s intranet, mail or fax. Withdrawals submitted by any other means, including e-mail and hand delivery, are not permitted.

If we extend the offer, you may withdraw all of your tainted options at any time until the extended expiration date. The delivery of your withdrawal is at your risk. Juniper intends to confirm the receipt of your withdrawal by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Juniper has received your response, we recommend that you confirm that we have received your withdrawal. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@juniper.net.

Q35.	What if I withdraw my election and then decide again that I want to participate in this offer?

A35.	If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election agreement accepting the offer before the expiration date, in accordance with the procedures described in Question and Answer 5 and Section 4. You may change your mind as many times as you wish, but you will be bound by the last properly submitted acceptance or withdrawal we receive before the expiration date.

You may elect to accept this offer only with respect to all of the tainted option grants. (See Question and Answer 6). The new acceptance must be submitted after your withdrawal. (See Section 5)

Q36.	Can I change my mind about which options with respect to which I want to accept this offer?

A36.	No. This offer is made with respect to all tainted options held by you and cannot be accepted in part. Any attempts to accept this offer with respect to only a portion of your tainted options will be void and will be rejected by Juniper. However, you may change your mind with respect to all of your tainted options held by you after you have submitted an acceptance at any time before the expiration date by completing and submitting a withdrawal via Juniper’s intranet (or in paper form by mail or fax) by following the instructions in Question and Answer 34 and Section 5. If we extend the expiration date, you may change your decision to participate or withdraw at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted acceptance or withdrawal we receive before the expiration date.

Q37.	How should I decide whether or not to accept this offer with respect to my tainted options?

A37.	We understand that the decision whether or not to accept this offer with respect to tainted options will be a challenging one for many eligible employees. The program does carry risk (see “Risks of Participating in the Offer” on page 19 for information regarding some of these risks), and there are no guarantees that you would not ultimately receive greater value from your tainted options, even considering the potential personal tax consequences of keeping them (as described in Section 14 and Schedule C) than what we are offering as consideration in the offer. The decision to participate in the offer must be your own. We recommend that you consult with your personal financial, legal and/or tax advisors to determine if participation in this offer is right for you. You may also go to the following location on Juniper’s intranet: http://tenderoffer.juniper.net to submit any general questions regarding the terms of this offer or requests for general tax information about this offer. (See Section 3)

Q38.	What happens if I have an option grant that is subject to a domestic relations order or comparable legal document as the result of the end of a marriage?

A38.	If you have a tainted option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option if so directed by the beneficial owner as to his or her portion in accordance with the domestic relations order or comparable legal documents. As noted above, this is an all or nothing offer, so your participation must be with respect to all or none of the tainted options legally owned by you. Because you are the legal owner of the tainted option, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the tainted option for any errors made by you with respect to such an election. (See Section 2)

Q39.	Will my amended options remain nonstatutory stock options for United States tax purposes?

A39.	Your amended options will remain nonstatutory stock options for purposes of United States tax law.

For more detailed information, please read the rest of the Offer to Amend, and see the tax disclosure set forth under the section entitled “Material United States federal income tax consequences.” (Section 14)

We recommend that you read the tax discussion in this Offer to Amend and discuss the personal tax consequences of nonstatutory stock options with your financial, legal and/or tax advisors. (See Sections 9 and 14)

Q40.	Does Section 409A or the Income Tax Act (Canada) impact Employee Stock Purchase Plan (ESPP) shares or restricted stock?

A40.	No, ESPP shares and restricted stock are not impacted by 409A or this offer and the ESPP and restricted stock are not eligible for the deduction and deferral under the Income Tax Act (Canada).

Q41.	Whom can I contact if I need to confirm Juniper’s receipt of my acceptance or withdrawal, I have questions about the offer, I have technical problems with Juniper’s intranet, or if I need additional copies of the offer documents?

A41.	Juniper intends to confirm the receipt of your acceptance or withdrawal by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Juniper has received your response, we recommend that you confirm that Juniper has received your election agreement. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@juniper.net.

If you experience technical problems with the acceptance or withdrawal procedure on Juniper’s intranet, including accessing the website using your PeopleSoft login credentials, you may e-mail stockadmin@juniper.net.

If you need additional copies of the offer documents, you should e-mail stockadmin@juniper.net. Copies will be furnished promptly at Juniper’s expense. You can also view and print documents by clicking the “Juniper Tender Offer Statement” link on your online Addendum and access the election agreement on Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal).

For general questions concerning this offer or general questions about the tax consequences discussed in this offer, please submit your questions at the following location on Juniper’s intranet: http://tenderoffer.juniper.net.

RISKS OF PARTICIPATING IN THE OFFER

Participating in the offer involves a number of risks, including those described below. This list and risk factors under the heading entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC highlight the material risks of participating in this offer. You should carefully consider these risks and you are encouraged to speak with your financial, legal and/or tax advisors as necessary before deciding to participate in the offer. In addition, we strongly urge you to read the sections and schedule in this Offer to Amend discussing the personal tax consequences in the United States and Canada, as well as the rest of this Offer to Amend for a more in-depth discussion of the risks that may apply to you before deciding to participate in the offer.

In addition, this offer and our SEC reports referred to above include “forward-looking statements.” When used in this Offer to Amend, the words “anticipate,” “believe,” “estimate,” “expect,” “intend” and “plan” as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including those set forth in this section and other factors elsewhere in this Offer to Amend. You should carefully consider these risks, in addition to the other information in this Offer to Amend and in our other filings with the SEC. The documents we file with the SEC, including the reports referred to above, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. The safe harbor afforded by the Private Securities Litigation Reform Act of 1995 to certain forward-looking statements does not extend to forward-looking statements made by us in connection with the offer.

The following discussion should be read in conjunction with the summary financial statements and notes to the financial statements attached and incorporated by reference to this Offer to Amend, as well as our most recent Forms 10-K, 10-Q and 8-K. We caution you not to place undue reliance on forward-looking statements contained in this Offer to Amend, which speak only as of the date hereof.

Economic Risks

If your tainted options are amended, there is no guarantee that in the future you will be in a better economic position than you would be if your tainted options were not amended.

This offer was designed in a way that preserves as best as practicable the economic characteristics originally contemplated when the options were granted. However, certain future events such as a change in our stock price may result in a lower value realized in the future than you might have realized had you not agreed to the amendment which increased your exercise price of your eligible options (even after taking the adverse tax consequences into account). Please consult your own individual tax and/or financial advisor for assistance on how this may affect your individual situation.

Juniper may become insolvent or declare bankruptcy.

Cash payments will be made from Juniper’s general corporate assets, and you may be treated as a general creditor of Juniper with respect to the cash payments until such payments are received, subject to laws affecting creditors’ rights and remedies generally and to principles of equity (regardless of whether enforcement is sought in a proceeding of law or equity). In the event of a distribution of our assets upon our insolvency or in the event of our bankruptcy, your cash payment may be delayed or reduced.

Tax-Related Risks

U.S. federal tax-related risks

The IRS could change the expected Section 409A tax consequences.

The IRS is expected to provide additional guidance with respect to Section 409A and the tax implications of discount options. It is possible that such guidance could be significantly different from the current guidance. New guidance could impose less onerous personal tax consequences on discount options and, as a result, it may have been more beneficial to you not to participate in the offer and to have not amended your tainted options.

Although we have designed this offer in a way that is specifically contemplated by the U.S. Treasury Department and the U.S. Internal Revenue Service to avoid adverse tax treatment under Section 409A, there can be no guarantee of any specific tax treatment with respect to this offer or in the future should the tax laws change again in a manner that would adversely affect your new options. In that event, Juniper cannot provide any assurance that an offer similar to this one will be made.

Taxable events even if amended options are not exercised.

Any cash payments received for tainted options will be subject to regular income and employment tax withholding at the time of receipt. Your resulting tax liability when you file your income tax return could differ from the amount of taxes we are required to withhold and, as a result, it is possible that additional taxes may be due for the year you receive the cash payment.

State tax-related risks.

If you are subject to tax in the U.S., you should be aware that certain states have laws similar to Section 409A. Consequently you may incur additional taxes, penalties and interest charges under state law provisions. For example, California has a provision similar to Section 409A and imposes a 20% tax with regard to discount stock options (in addition to the federal 20% tax and any federal and state income taxes). You should be certain to consult your personal tax advisor to discuss these consequences.

Canada federal tax-related risks.

If you are subject to the tax laws in Canada, please see the description of the likely tax consequences of participating in the offer under the tax laws of Canada which is included in Schedule C to this Offer to Amend. You should also consult your personal tax advisor to discuss how the Canadian tax laws apply to your situation.

Tax-related risks for tax residents of multiple or other countries.

If you are subject to the tax laws in more than one jurisdiction, you should be aware that there may be tax and social security consequences of more than one country that may apply to you. Certain eligible U.S. employees may be subject to the tax laws in the United States, and to the tax laws in Canada.

THE OFFER

1.	Eligibility.

You are an “eligible employee” only if:

•	(1) you are an employee of Juniper Networks, Inc. or our subsidiaries (collectively referred to as “Juniper,” the “Company,” “we,” “our” or “us”) as of the last date on which this offer remains open for acceptance, (2) you are subject to taxation in the United States (an “eligible U.S. employee”) and (3) as of the last date on which this offer remains open for acceptance, you are not and have never been an officer or director of the Company as contemplated by Section 16 of the Exchange Act; or

•	(1) you are an employee of the Company as of the last date on which this offer remains open for acceptance, (2) you are subject to taxation in Canada but not in the United States (an “eligible Canada employee”) and (3) as of the last date on which this offer remains open for acceptance, you are not and have never been an officer or director of the Company as contemplated by Section 16 of the Exchange Act.

Unless expressly provided by an agreement between you and Juniper or by the requirements of applicable law, your employment with Juniper will remain “at will” and can be terminated by you or us at any time, with or without cause or notice.

Our executive officers who are officers for purposes of Section 16 of the Exchange Act, and our non-employee directors are listed on Schedule A to this Offer to Amend are not eligible to participate in this offer.

2.	Number of options and amount of consideration; expiration date.

Subject to the terms and conditions of this offer, we will accept for amendment tainted options that are held by eligible employees and with respect to which proper elections are made, and are not validly withdrawn, before the expiration date.

An option to purchase common stock is eligible for this offer (that is, it is a “tainted option”) only if each of the following conditions is met:

•	the option was granted under either the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan and the Juniper Networks 2000 Nonstatutory Stock Option Plan (together, the “Juniper Stock Plans”);

•	the option had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option’s grant date, as determined by Juniper for financial accounting purposes (that is, it was granted at a “discount” to the then-current fair market value of the underlying stock);

•	if the option is held by an eligible U.S. employee, the option was unvested as of December 31, 2004 (if only a portion of an option grant was unvested as of December 31, 2004, the unvested portion may be a “tainted option”). If the option is held by an eligible Canada employee, the option may be a “tainted option” even if it was vested as of December 31, 2004; and

•	the option is held by an eligible employee and is outstanding as of the last date on which this offer remains open for acceptance.

As noted above, in order to be eligible, options must be outstanding as of the expiration date of the offer. For example, if a particular option grant expires after commencement, but before the expiration date, that particular option grant is not eligible for this offer.

This is an all or nothing offer, which means that if you participate, you must amend all your options granted under the Juniper Stock Plans that had an original exercise price per share that was less than the fair market value per share of the common stock underlying the option on the option’s grant date, as determined by Juniper for financial accounting purposes (except with respect to eligible U.S. employees, to the extent any portion of the option vested on or before December 31, 2004). If you have exercised a portion of a tainted option grant, your election will apply to the portion that remains outstanding and unexercised.

Eligible U.S. Employee Election Example

If you are an eligible U.S. employee and you hold (1) a tainted option to purchase 1,000 shares of Juniper common stock, which you have already exercised with respect to 700 shares, (2) a tainted option to purchase 500 shares of Juniper common stock, of which you have exercised none of the shares and (3) an option to purchase 1,000 shares, all of which remained unexercised and of which 100 shares have vested on or before December 31, 2004 (so only 900 shares are “tainted options”), you may elect to amend:

•	all of your tainted options, with respect to (1) 300 shares of your first option, (2) 500 shares of your second option and (3) 900 shares of your third option; or

•	none of your options.

These are your only choices in this example.

Eligible Canada Employee Election Example

If you are an eligible Canada employee and you hold (1) a tainted option to purchase 1,000 shares of Juniper common stock, which you have already exercised with respect to 700 shares, (2) a tainted option to purchase

500 shares of Juniper common stock, of which you have exercised none of the shares and (3) a tainted option to purchase 1,000 shares, of which you have exercised none of the shares, you may elect to amend:

•	all of your tainted options, with respect to (1) 300 shares of your first option, (2) 500 shares of your second option and (3) 1,000 shares of your third option; or

•	none of your options.

These are your only choices in this example.

If you have a tainted option grant that is subject to a domestic relations order (or comparable legal document as the result of the end of a marriage) and a person who is not an eligible employee beneficially owns a portion of that option grant, you may accept this offer with respect to the entire remaining outstanding portion of the option if so directed by the beneficial owner as to his or her portion in accordance with the applicable domestic relations order or comparable legal documents. This is an all or nothing offer, so your participation must be with respect to all or none of the tainted options legally owned by you. Because you are the legal owner of the tainted option, the Company will respect an election properly made by you and accepted by the Company and will not be responsible to you or the beneficial owner of the tainted option for any errors made by you with respect to such an election.

Subject to the terms of this offer and upon our acceptance of the options with respect to which you have properly elected to accept this offer, a tainted option with respect to which you accept this offer will be replaced with the following consideration:

1. Your tainted option will be amended to increase the exercise price per share to the fair market value of a share of the common stock of Juniper on the date that Juniper determined the option was actually granted, as determined by Juniper for financial accounting purposes (that is, on the option’s measurement date for financial accounting purposes) (the “new exercise price”).

If you are an eligible U.S. employee and only a portion of your option grant vested or is scheduled to vest after December 31, 2004, then only that portion of the option grant is a tainted option and will be amended to increase the exercise price. The portion that vested on or before December 31, 2004 is not subject to the adverse personal tax consequences that this offer is designed to allow you to avoid and so that portion of the option grant will not be eligible for inclusion in the offer. Instead, the portion of any option grant that vested on or before December 31, 2004 will remain outstanding in accordance with its original terms, including its original exercise price. If you are an eligible Canada employee, the entire outstanding portion of the tainted option will be amended to increase the exercise price.

You will be provided with an Addendum, via Juniper’s intranet, which will list the tainted options and, for each tainted option, the original exercise price of your tainted options, and the new exercise price of the tainted options, should you accept this offer with respect to those options. You may access your Addendum via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroup
Name=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) using your PeopleSoft login credentials. While you may have other stock options to purchase Juniper’s common stock not affected by this tender offer, these will be designated on the Addendum as “N/A” to indicate they are not eligible for amendment pursuant to the offer. Viewing your complete option holdings is available as it always has been at the E*Trade website.

2. In addition, for each tainted option amended in this offer, if you are an eligible U.S. employee you will receive a cash payment equal to 105% of the aggregate exercise price increase (that is, the difference between the new exercise price per share of the amended option and the original exercise price per share multiplied by the number of unexercised shares subject to the amended option in the manner described below). Cash payments, less any applicable tax withholdings, to eligible U.S. employees will be paid on the first payroll date in 2008 (regardless of whether you are an employee of Juniper at the time of payment). If you are an eligible Canada employee, you will receive a cash payment equal to 100% of the aggregate exercise price increase plus a cash payment equal to the aggregate exercise price increase divided by 0.7013, minus the aggregate exercise price increase (the “gross-up amount”). For example, if the aggregate exercise price increase of the tainted option was $2,000.00, the gross-up amount would be $851.85 ($2,000.00/0.7013-$2,000.00=$851.85). Cash payments, less any applicable tax withholdings, to eligible Canada employees will be paid promptly following the expiration date of this offer. The cash payment to eligible U.S. employees is greater than the aggregate exercise price increase to compensate eligible U.S. employees for the delay in payment. Canadian tax laws do not contain the same requirement and therefore the delay does not apply to eligible Canada employees. However, because Canadian taxpayers will be taxed at a higher rate on the cash payment than their regular option gains, they receive a gross-up to compensate for the higher taxes.

Your Addendum will list the number of unexercised shares subject to your option and the cash payment you will be entitled to receive for each tainted option you elect to have amended. Your cash payment will be subject to any applicable tax withholding. You may access your Addendum via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/
iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroup
Name=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) using your PeopleSoft login credentials. If you hold an option that is listed on the Addendum for which this offer is not applicable (designated by “N/A”), the option is not a tainted option and is not subject to amendment.

For purposes of this offer, the term “option” generally refers to an option to purchase one or more shares of our common stock.

Eligible U.S. Employee Tainted Option Example

You are an eligible U.S. employee and you were issued an option to purchase 2,000 shares of Juniper common stock with an original exercise price per share equal to $5.00. Of the number of shares subject to your option, 400 shares vested on or before December 31, 2004. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. As of the offer expiration date, 1,400 shares were vested (1,000 shares of which vested after December 31, 2004) and you had not exercised any portion of the option. The options will be tainted options with respect to 1,600 shares (the 400 shares which vested on or before December 31, 2004 are not subject to Section 409A and are therefore not eligible for this offer). If you accept this offer, then pursuant to the terms of the offer you will receive the following:

1. The option to purchase 1,600 shares will be amended to increase the exercise price to $6.00 per share. 1,000 shares subject to the option will be vested as of the expiration date.

2. A cash payment of $1,680.00 (this is 105% of $1,600.00, which is $6.00-$5.00 multiplied by 1,600 shares) (the portion of the tainted option eligible for amendment as of the expiration date of the offer), less any applicable tax withholding, will be payable on the first payroll date in 2008.

Eligible Canada Employee Tainted Option Example

You are an eligible Canada employee and you were issued an option to purchase 2,000 shares of Juniper common stock with an original exercise price per share equal to $5.00 per share. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. As of the offer expiration date, 1,500 shares were vested and you had not exercised any portion of the option. The options will be tainted options with respect to all 2,000 shares subject to the option and if you accept this offer, then pursuant to the terms of the offer you will receive the following:

1. The option to purchase 2,000 shares will be amended to increase the exercise price to $6.00 per share. 1,500 shares subject to the option will be vested as of the expiration date.

2. A cash payment of $2,000.00 ($6.00-$5.00 multiplied by 2,000 shares) (the portion of the option eligible as of the expiration date of the offer), less any applicable tax withholding, will be payable promptly following the expiration date. In addition, you will receive a cash payment equal to the gross-up amount. The gross-up amount will be calculated as $2,000.00 divided by 0.7013, which equals $2,851.85. $2,000.00 is subtracted from this amount (since the eligible Canada employee already receives this amount as a cash payment), which equals an additional gross-up payment of $851.85, less any applicable tax withholding.

The vesting of your amended options will not change. As a result, once you cease to be an employee, there will be no further vesting of your amended option. No other part of the affected option will change: the vesting schedule will remain as originally granted — it does not get accelerated or decelerated, and you will not have to restart the vesting schedule. Nor will the expiration date of the option change; it will remain as originally granted.

All amended options will be subject to the terms of the option plan under which they were granted, and as amended in accordance with this offer. The current form of option agreements under the Juniper Stock Plans are attached as exhibits to the Schedule TO with which this offer has been filed, although your individual option agreement may differ from this form. See Section 9 of this Offer to Amend for a description of the Juniper Stock Plans.

The expiration date for this offer will be 9:00 p.m., Pacific Time, on April 6, 2007, unless we extend the offer. We may, in our discretion, extend the offer, in which event the expiration date will refer to the latest time and date at which the extended offer expires. See Section 15 of this Offer to Amend for a description of our rights to extend, terminate and amend the offer.

3.	Purpose of the offer.

Due to certain stock option documentation issues identified as part of an independent investigation related to our historical stock option granting practices, Juniper has determined that the actual measurement dates for financial accounting purposes of certain options granted under the Juniper Stock Plans differ from the recorded grant dates of such awards. These options were issued with an exercise price less than the fair market value of the underlying Juniper common stock on the date of grant, as determined by Juniper for financial accounting purposes. With respect to eligible U.S. employees, Section 409A provides that the portion of options that were granted at a discount and vest after December 31, 2004 will likely subject the eligible U.S. employees to unfavorable personal tax consequences. With respect to eligible Canada employees, the options that were granted at a discount likely will result in the loss of preferential tax treatment under the Income Tax Act (Canada). If the tainted options are amended, the unfavorable personal tax consequences, as described in Section 14 and Schedule C of this Offer to Amend, will be eliminated.

Except as otherwise disclosed in this offer or in our SEC filings, we presently have no plans or proposals that relate to or would result in:

•	any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company, except as described below;

•	any purchase, sale or transfer of a material amount of our assets;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board of director vacancies or to change any executive officer’s material terms of employment;

•	any other material change in our corporate structure or business;

•	our common stock being delisted from the Nasdaq Global Select Market or not being authorized for quotation in an automated quotation system operated by a national securities association;

•	our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

•	the acquisition by any person of an amount of our securities or the disposition of an amount of any of our securities; or

•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.

On February 8, 2007, the Company announced that its board of directors approved an increase of $1 billion under its share repurchase program. Coupled with the prior authorization to repurchase $1 billion of common stock announced in July 2006, the Company is now authorized to repurchase up to a total of $2 billion of its outstanding common stock. Purchases under the $2 billion share repurchase program will be subject to a review of the circumstances in place at the time and the Company has not yet determined the timing or amount of any of these repurchases. Acquisitions of common stock under the share repurchase program will be made from time to time as permitted by securities laws and other legal requirements. The share repurchase program may be discontinued by the Company at any time. If we were to repurchase $2.0 billion of our common stock, we would significantly reduce our working capital and we may elect to obtain additional debt or credit facilities to fund the repurchases.

In the ordinary course of business, from time to time, the Company evaluates acquisition or investment opportunities. At the present time, we are reviewing a number of opportunities. These transactions may be announced or completed in the ordinary course of business during the pendency of this offer, but there can be no assurance that an opportunity will be available to us or that we will choose to take advantage of an opportunity.

In the ordinary course of business, the Company makes changes in the composition and structure of its board of directors and/or management. The Company expects that it will continue to make changes in this regard.

Neither we nor our board of directors makes any recommendation as to whether you should accept this offer, nor have we authorized any person to make any such recommendation. Juniper has engaged a third-party consultant to prepare communications regarding this offer and to provide general tax information to eligible employees with respect to this offer. The consultant will not provide tax advice specific to an individual’s circumstances or make any recommendation. You must make your own decision about whether to participate in this offer. We recommend that you discuss the personal tax consequences of this offer with your financial, legal and/or tax advisors.

4.	Procedures for electing to participate in this offer.

Proper election to elect to participate in this offer.

Participation in this offer is voluntary. If you choose to participate in this offer, you must do the following before 9:00 p.m., Pacific Time, on April 6, 2007 (the expiration date):

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/
?ICType=Panel&Menu=ROLEEMPLOYEE&Market=GBL&PanelGroupName=JNEMPSTKPHIN-X&
RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Properly complete and submit the election agreement via Juniper’s intranet by 9:00 p.m., Pacific Time, on April 6, 2007 (by selecting the “Accept Offer” box on the intranet page containing your Addendum and the accept/reject icons after you have read the election agreement terms and conditions).

We strongly prefer that you elect to participate in the offer via Juniper’s intranet, but if you choose not to utilize the intranet acceptance process, you may submit your election by sending your acceptance in the mail or by fax using the mailing address or fax number listed below. Please allow ample time for any mailed documents to arrive, as they must be received by the expiration date, which is expected to be 9:00 p.m., Pacific Time, on April 6, 2007, in order to be accepted. You do not need to submit a mailed or faxed election agreement if you accept or reject the offer via Juniper’s intranet. To send your election agreement and page regarding acceptance of terms and conditions by mail or fax, you must do the following 9:00 p.m., Pacific Time, on April 6, 2007:

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/

?ICType=Panel&Menu=ROLEEMPLOYEE&Market=GBL&PanelGroupName=JNEMPSTK
PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Print both the intranet page containing your Addendum and the accept/reject icons and the election agreement terms and conditions (these together are the “election agreement”).

3. Properly complete the election agreement by checking the “Accept Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

4. Mail or fax the properly printed, completed and signed election agreement (both the intranet page and election agreement terms and conditions) to:

Stock Administration
Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, CA 94089, U.S.A.
Fax: (408) 936-3021

If you are unable to print your election agreement from Juniper’s intranet, you may e-mail stockadmin@juniper.net to receive a paper form of the election agreement.

Juniper must receive the properly submitted election agreement by the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on April 6, 2007, unless we extend the offer. Election agreements may only be submitted via Juniper’s intranet, mail or fax.

This is an all or nothing offer, which means that if you participate in this offer, you must participate with respect to all of your tainted options. To help you determine which of your outstanding options are tainted options and to give you the tools to make an informed decision, we will provide you with access to an Addendum via Juniper’s intranet, listing your tainted options (including the numbers of shares subject to the option and its original exercise price), the new exercise price that will apply if the option is amended and the cash payments with respect to tainted options, if amended. You may access your Addendum via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/
?ICType=Panel&Menu=ROLEEMPLOYEE&Market=GBL&PanelGroupName=JNEMPSTK-PHINX&RL=
&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal) using your PeopleSoft login credentials. If you hold an option that is listed on the Addendum for which this offer is not applicable (designated by “N/A”), the option is not a tainted option and is not eligible for amendment pursuant to this offer.

Except as noted in Section 5, your election to participate becomes irrevocable after 9:00 p.m., Pacific Time, on April 6, 2007, unless the offer is extended past that time, in which case your election will become irrevocable after the new expiration date. You may change your mind after you have submitted an election agreement accepting the offer and withdraw from the offer at any time before the expiration date, as described in Section 5 of this Offer to Amend. You may change your mind as many times as you wish, but you will be bound by the last properly submitted acceptance or withdrawal we receive before the expiration date.

The delivery of all documents, including election agreements, is at your risk. Juniper intends to confirm the receipt of your acceptance of the offer by e-mail within two U.S. business days. If you have not received an e-mail confirmation that Juniper has received your acceptance of the offer, we recommend that you confirm that we have received your acceptance of the offer. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@juniper.net. Only responses that are complete, submitted and actually received by Juniper by the deadline will be accepted. Responses may only be submitted via Juniper’s intranet or in paper form by mail or fax. Responses submitted by any other means, including e-mail and hand delivery, are not permitted.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any election related to options with respect to which you have elected to accept this offer that we determine is not in appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this offer, promptly after the expiration of the offer, we will accept all tainted options for amendment with respect to which a proper election to participate in the offer has been made by an eligible employee.

Juniper’s receipt of your acceptance of the election agreement is not by itself an acceptance of your options for amendment. For purposes of this offer, we will be deemed to have accepted options with respect to which proper elections have been made and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance of options. We may issue this notice of our acceptance by press release, e-mail or other methods of communication. Options accepted by us will be amended on the expiration date (on the same date but following expiration of the offer), which we presently expect will be April 6, 2007 at 9:00 p.m., Pacific Time.

Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

We will determine, at our discretion, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of any options. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election agreement or any options with respect to which elections have been made that we determine are not in appropriate form or that we determine are unlawful to accept. We will accept all options with respect to which proper elections to participate in the offer are made that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any election or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and options with respect to which elections have been made. No elections will be deemed to have been properly made until all defects or irregularities have been cured by the option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in elections, nor will anyone incur any liability for failure to give any notice. This is a one-time offer. We will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

Our acceptance constitutes an agreement.

Your election through the procedures described above constitutes your acceptance of the terms and conditions of this offer. Our acceptance of your options for amendment will constitute a binding agreement between Juniper and you upon the terms and subject to the conditions of this offer.

5.	Withdrawal rights and change of election.

You may withdraw the options with respect to which you previously elected to accept the offer only in accordance with the provisions of this section.

If you have previously elected to accept this offer with respect to your tainted options, you may withdraw that election with respect to all of the options at any time before the expiration date, which is expected to be 9:00 p.m., Pacific Time, on April 6, 2007. If we extend the offer, you may withdraw all of these options at any time until the extended expiration date.

In addition, although we intend to accept all tainted options with respect to which valid elections to participate have been made promptly after the expiration of this offer, if we have not accepted your tainted options by 9:00 p.m. Pacific Time on May 4, 2007, you may withdraw your options at any time thereafter.

To validly withdraw all of the options with respect to which you previously have chosen to accept this offer, you must do the following before the expiration date:

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Properly complete and submit your withdrawal by selecting the “Reject Offer” box on the intranet page containing your Addendum and accept/reject icons after you have read the election agreement and terms and conditions. You must submit your withdrawal via Juniper’s intranet before 9:00 p.m., Pacific Time, on April 6, 2007. If you withdraw from participation in this offer, you must withdraw all your tainted options.

Although we strongly prefer that you submit your withdrawal via Juniper’s intranet, if you choose not to submit your withdrawal via Juniper’s intranet, you may alternatively submit your withdrawal in paper form by doing the following before the expiration date:

1. Use your PeopleSoft login credentials to access Juniper’s intranet at the website address: https://hr-tools.juniper.net/servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK
PHINX&RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal.

2. Print both the intranet page containing your Addendum and the accept/reject icons and the election agreement terms and conditions (these together form the “election agreement”). If you do not have access to Juniper’s intranet, you may e-mail stockadmin@juniper.net to receive a paper form of your election agreement and Addendum.

3. Properly complete the withdrawal by checking the “Reject Offer” box on the last page of the election agreement terms and conditions and signing and dating the page.

4. Mail or fax your properly printed, completed and signed election agreement (including both the intranet page containing your Addendum and the accept/reject icons and election agreement terms and conditions) indicating your withdrawal to:

Stock Administration
Juniper Networks, Inc.
1194 North Mathilda Avenue
Sunnyvale, CA 94089, U.S.A.
Fax: (408) 936-3021

Please allow ample time for any mailed documents to arrive; postmark by the expiration date is not sufficient. Juniper must receive your properly completed and submitted withdrawal via Juniper’s intranet or properly completed and signed paper form of withdrawal including the page regarding acceptance of terms and conditions by mail or fax before the expiration date. The expiration date will be 9:00 p.m., Pacific Time, on April 6, 2007, unless we extend the offer. Withdrawals may only be submitted via Juniper’s intranet, mail or fax. Withdrawals submitted by any other means, including e-mail and hand delivery, are not permitted. You may change your mind as many times as you wish, but you will be bound by the last properly submitted acceptance or withdrawal we receive before the expiration date.

You may not rescind any withdrawal. Your elections with respect to withdrawn tainted options will be deemed not properly made for purposes of the offer, unless you properly re-elect to accept this offer with respect to all of your tainted options before the expiration date. To re-elect to accept this offer with respect to all tainted options, you must submit a new election agreement accepting the offer via Juniper’s intranet before the expiration date by following the procedures described in Section 4 of this Offer to Amend. This new election agreement must be properly completed and submitted after your original election and after your withdrawal.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any new election agreement, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of new acceptances and withdrawals. Our determination of these matters will be final and binding.

The delivery of all documents, including any new acceptances and withdrawals, is at your risk. Juniper intends to confirm the receipt of your acceptance or your withdrawal from the offer by e-mail within two U.S. business days. If you have not received an e-mail confirmation, we recommend that you confirm that we have received your response. If you need to confirm receipt after two U.S. business days have elapsed, you may e-mail stockadmin@juniper.net. Only responses that are complete, submitted and actually received via Juniper’s intranet by Juniper by the deadline will be accepted. Responses may be submitted only via Juniper’s intranet or in paper form by mail or fax. Responses submitted by any other means, including e-mail and hand delivery, are not permitted.

6.	Acceptance of options for amendment, issuance of cash payments, and amended options.

Upon the terms and conditions of this offer and promptly following the expiration date, we will accept for amendment all tainted options with respect to which proper elections to participate in the offer have been made that have not been validly withdrawn before the expiration date.

Subject to the terms and conditions of this offer, if elections with respect to your tainted options are properly made and accepted by us, these options will be amended as of the expiration date (on the same date but following the expiration of the offer). We expect that the expiration date will be April 6, 2007 at 9:00 p.m., Pacific Time, unless the offer period is extended. Once tainted options with respect to which you elect to accept this offer are amended, those options will be replaced in full by the amended options.

For purposes of the offer, we will be deemed to have accepted options for you with respect to which valid elections to participate have been made and are not properly withdrawn as of the time when we give oral or written notice to the option holders generally of our acceptance for amendment of the options. This notice may be made by press release, e-mail or other method of communication. Subject to our rights to terminate the offer, discussed in Section 15 of this Offer to Amend, we currently expect that we will accept promptly after the expiration date all options with respect to which proper elections have been made that are not validly withdrawn.

In lieu of the tainted options with respect to which you choose to accept this offer, you will be entitled to receive amended options and a cash payment, as described in Section 2 of this Offer to Amend, subject to any applicable vesting conditions. Tainted options with respect to which you choose to accept this offer will be amended on the expiration date (on the same date but following the expiration of the offer). The expiration date will be April 6, 2007 at 9:00 p.m. Pacific Time, unless the offer period is extended. Promptly following the expiration of the offer, you will receive an “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment” evidencing the amendment of the options you elected to amend.

In addition, the “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment” will evidence your right to receive the cash payment for any tainted option you elected to amend. If you are an eligible U.S. employee, any cash payment owed to you for a tainted option you have elected to amend will be paid to you, less applicable tax withholding, on the first payroll date in 2008. If you are an eligible Canada employee, any cash payment owed to you for a tainted option you have elected to amend will be paid to you, less applicable tax withholding, promptly following the expiration date. This cash payment will not be subject to any vesting conditions or otherwise be subject to forfeiture. If you do not receive an Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment within seven U.S. business days after the expiration date, please e-mail stockadmin@juniper.net.

With respect to tainted options held by eligible U.S. employees, the proposed tax regulations under Section 409A that allow us to offer you the opportunity to avoid unfavorable personal tax consequences by amending your options also impose certain requirements regarding the timing of the cash payments with respect to your tainted options. These proposed tax regulations do not allow us to make the cash payments in the same calendar year in which the options are amended. Therefore, the earliest we can make these cash payments to eligible employees who participate in the offer is in January 2008. However, in order to compensate employees for the delay in payment, we are paying eligible U.S. employees who participate in the offer an additional 5% (for a total of 105%) of the aggregate exercise price increase for each tainted option amended under this offer.

Eligible Canada employees are receiving the gross-up payment to compensate them for 50% of the additional taxes due on the payment to the eligible Canada employees of the aggregate exercise price increase. This gross-up is calculated as approximately 50% of the applicable tax rate to approximate the 50% tax deduction that is generally available for stock option income.

Options that we do not accept for amendment will remain outstanding until they expire by their terms and will retain their current exercise price, current exercise terms and current vesting schedule. If you elect to participate in the offer but exercise your tainted options prior to expiration of the offer, those options which you exercise will no longer be eligible to be amended in this offer, you will not receive any cash payment for those exercised options, and those options may be subject to the adverse personal tax consequences described in Section 14 or Schedule C, as applicable. Please see Section 14 and Schedule C of this Offer to Amend for a description of the tax consequences to you of participating or not participating in this offer.

7.	Conditions of the offer.

Although we do not currently anticipate any merger or acquisition, if Juniper is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and exercisable for the time period set forth in your option agreement and you will receive no amended options. Notwithstanding any other provision of this offer, we will not be required to accept any options for amendment, and we may terminate the offer, or postpone our acceptance and amendment of any options for which elections to amend have been made, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been determined by us to have occurred:

•	there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner, to the offer;

•	any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us);

•	there shall have occurred:

•	any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in an over-the-counter market in the United States,

•	the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,

•	any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,

•	in our reasonable judgment, any extraordinary or material adverse change in United States financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index, the Nasdaq Composite Index, or the Standard & Poor’s 500 Index from the date of the commencement of the offer,

•	the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the offer, or

•	if any of the situations described above existed at the time of commencement of the offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the offer;

•	a tender or offer, other than this offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed or we shall have learned that:

•	any person, entity or group has purchased all or substantially all of our assets,

•	any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the offer,

•	any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 1% of our outstanding shares,

•	any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;

•	there shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer other than as contemplated as of the commencement date of this offer (as described in Section 12);

•	any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of Juniper that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits of the offer to us); or

•	any rules or regulations by any governmental authority, the National Association of Securities Dealers, the Nasdaq Global Select Market, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to the Company, which might restrain, prohibit, or delay completion of the offer or impair the contemplated benefits of the offer to us (see Section 3 of this Offer to Amend for a description of the contemplated benefits to us).

If any of the above events occur, we may:

•	terminate the offer and promptly return all tainted options with respect to which elections have been made to the eligible employees;

•	complete and/or extend the offer and, subject to your withdrawal rights, retain all options with respect to which elections have been made until the extended offer expires;

•	amend the terms of the offer; or

•	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the offer is open, complete the offer.

The conditions to this offer are for our benefit. We may assert them in our discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure to exercise any of these rights may be deemed a waiver of such rights and any waiver of a material condition would require that at least five business days remain in the offer following the date of the waiver. Any determination we make concerning the events described in this Section 7 may be challenged by an eligible employee only in a court of competent jurisdiction. A non-appealable determination by a court of competent jurisdiction will be final and binding upon all persons.

8.	Price range of shares underlying the options.

The Juniper common stock that underlies your options is traded on the Nasdaq Global Select Market under the symbol “JNPR.” The following table shows, for the periods indicated, the high and low intraday sales price per share of our common stock as reported by the Nasdaq.

	High	Low

Fiscal Year Ending December 31, 2006
4th Quarter	$21.78	$16.50
3rd Quarter	$17.52	$12.09
2nd Quarter	$20.37	$14.33
1st Quarter	$22.63	$16.98
Fiscal Year Ended December 31, 2005
4th Quarter	$24.68	$21.00
3rd Quarter	$27.21	$22.00
2nd Quarter	$27.65	$19.65
1st Quarter	$27.48	$20.60
Fiscal Year Ended December 31, 2004
4th Quarter	$30.25	$23.08
3rd Quarter	$25.99	$20.01
2nd Quarter	$27.87	$19.65
1st Quarter	$30.22	$18.75

On March 9, 2007, the closing sale price of our common stock, as reported by the Nasdaq was $18.31 per share.

You should evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept this offer.

9.	Source and amount of consideration; terms of amended options.

Consideration.

We will issue cash payments in addition to amended options with respect to tainted options for which proper elections have been made and accepted as described in Section 2 of this Offer to Amend. Cash payments will be made from Juniper’s general corporate assets, and you will be a general creditor of Juniper with respect to the cash payments until they are received.

If we receive and accept elections from eligible employees of all options eligible for this offer, subject to the terms and conditions of this offer, we will amend options to purchase a total of approximately 4,311,353 shares of our common stock, or approximately 0.76% of the total shares of our common stock outstanding as of March 7, 2007, and the maximum aggregate cash payments payable pursuant to the offer will be $7,637,664.

General terms of amended options.

If we have accepted your election to amend your options, you will receive the consideration described in Section 2 of this Offer to Amend. Each amended option will be amended on the expiration date (expected to be April 6, 2007 at 9:00 p.m., Pacific Time) on the same date but following expiration of the offer. All amended options will be evidenced by an “Amendment(s) to Stock Option Agreements and Promise to Make Cash Payment,” which will be sent to you promptly after the expiration of the offer.

Except for the new exercise price of your amended options, the terms and conditions of your amended options will remain the same as the terms and conditions of your tainted options. All of the amended options will continue to be nonstatutory stock options for United States tax purposes.

The following description summarizes the material terms of the Juniper Stock Plans. The material terms of the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan and the Juniper Networks 2000 Nonstatutory Stock

Option Plan have substantially the same material terms, except as will not substantially and adversely affect your rights or as described herein. Our statements in this Offer to Amend concerning the Juniper Stock Plans and the amended options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, the Juniper Stock Plans, and the forms of option agreement under the Juniper Stock Plans, which have been filed as exhibits to the Schedule TO of which this offer is a part, although your individual option agreement may differ from this form. Please e-mail stockadmin@juniper.net, to receive a copy of the Juniper Stock Plans, and the forms of option agreement thereunder. We will promptly furnish you copies of these documents upon request at our expense.

Summary of the Juniper Stock Plans.

The Juniper Networks, Inc. Amended & Restated 1996 Stock Plan permitted the granting of incentive stock options, nonstatutory stock options, stock purchase rights and restricted stock units to eligible participants. As of February 28, 2007, the maximum number of common shares subject to options currently outstanding under the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan is approximately 47,567,357 shares. No options or other equity awards have been granted under the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan after May 18, 2006 and none will be granted in the future.

The Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan permitted the granting of nonstatutory stock options to eligible participants. As of February 28, 2007, the maximum number of common shares subject to options currently outstanding under the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan is approximately 18,269,732 shares. No options or other equity awards have been granted under the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan after May 18, 2006 and none will be granted in the future.

Term of options.

The term of options granted under the Juniper Stock Plans is as stated in the option agreements. All amended options granted pursuant to this offer will expire on the same date as the scheduled expiration of the tainted options they amend. Amended options will expire earlier upon your termination of employment with Juniper.

Termination of employment.

If you are currently an employee of Juniper, your employment will remain “at-will” regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. If your employment terminates before the expiration date of this offer, you will no longer be eligible to participate in this offer and therefore options held by you will no longer be eligible for amendment under this offer. Any options with respect to which you have accepted this offer that are not eligible for amendment will be returned to you and will terminate in accordance with their terms.

Options granted under the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan and Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan generally are exercisable, to the extent vested, for either thirty (30) or ninety (90) days from the date of termination if the optionee’s employment terminates for a reason other than his or her death or disability. If the optionee’s employment terminates by reason of death or disability, the optionee may exercise his or her option following the date of death or termination of employment due to disability for up to ninety (90) days under the Juniper Networks, Inc. 2000 Nonstatutory Stock Option Plan and one hundred eighty (180) days under the Juniper Networks, Inc. Amended & Restated 1996 Stock Plan.

If you participate in this offer, any amended options will continue to be subject to the same vesting schedule in place under the terms of your option immediately prior to such amendment. In addition, you will be entitled to receive a cash payment, less any applicable tax withholding, regardless of whether you remain employed with the Company on the actual cash payment date.

Exercise price.

The Administrator generally determines the exercise price at the time the option is granted. The amended options will have an exercise price per share equal to the fair market value of the underlying stock on the original option’s grant date, as determined by Juniper for financial accounting purposes (that is, on the option’s measurement date for financial accounting purposes).

Vesting and exercise.

The Administrator generally determines the terms of vesting. Any amended option you receive will be subject to the same vesting schedule as the option it amends, and you will receive vesting credit for any vesting credit that accrued under the original option. That means that upon the expiration date, your amended options will be vested to the same extent and will continue to vest at the same rate as the options they amend. Continued vesting is subject to your continued employment with Juniper through each relevant vesting date.

Adjustments upon certain events.

Although we do not currently anticipate any such merger or acquisition, if we merge or consolidate into, or are acquired by, another entity, prior to the expiration of the offer, you may choose to withdraw any options with respect to which you elected to accept this offer and your options will be treated in accordance with the option plan under which they were granted and with your option agreement. Further, if Juniper is acquired prior to the expiration of the offer, we reserve the right to withdraw the offer, in which case your options and your rights under them will remain intact and remain exercisable for the time period set forth in your option agreement and you will receive no amended options, cash payments or other consideration for the options. If Juniper is acquired prior to the expiration of the offer but does not withdraw the offer, we (or the successor entity) will notify you of any material changes to the terms of the offer or amended options, including any additional adjustments to the exercise price or number of shares that will be subject to the amended options. Under such circumstances, we expect that the type of security and the number of shares covered by each amended option would be adjusted based on the consideration per share given to holders of options to acquire our common stock that are outstanding at the time of the acquisition. Such amended options will generally have an exercise price equal to the closing price of the acquirer’s stock on the expiration date. As a result of such adjustments, you may receive options for more or fewer shares of the acquirer’s common stock than the number of shares subject to the tainted options with respect to which you accept this offer or than the number you would have received pursuant to an amended option if no acquisition had occurred.

If we are acquired, it is possible that an acquirer could terminate your employment and therefore, to the extent that you have any amended options subject to vesting, such options will cease to vest and will terminate in accordance with their terms. Regardless of whether you remain an employee on the scheduled payment date, you will still receive any payments to which you are entitled as a result of your participation in this offer.

Finally, if we are acquired after the options with respect to which you have chosen to accept this offer have been accepted for amended options, the treatment of your amended options in such a transaction will be governed by the terms of the transaction agreement or the terms of the Juniper Stock Plan under which they were granted and as amended in accordance with this offer.

Changes in Capitalization.

The Juniper Stock Plans generally provide that in the event of any stock split, stock dividend, combination or reclassification, or other increase or decrease in the number of issued shares of common stock effected without receipt of consideration, the Administrator will proportionately adjust the number of shares of common stock which may be delivered under the Juniper Stock Plans, and the number and price of shares of common stock subject to outstanding awards thereunder.

Transferability of options.

Options granted under the Juniper Stock Plans generally may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the applicable laws of descent and distribution.

Amendment and termination of the Juniper Stock Plans.

The board of directors of Juniper generally may amend or alter the Juniper Stock Plans at any time and for any reason. The Juniper Stock Plans have been terminated for purposes of future grants.

Registration of shares underlying the options.

All of the shares of Juniper common stock issuable upon exercise of amended options have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), on registration statements on Form S-8 filed with the SEC. Unless you are an employee who is considered an affiliate of Juniper for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise of your amended options free of any transfer restrictions under applicable United States securities laws.

United States federal income tax consequences.

You should refer to Section 14 of this Offer to Amend for a discussion of the United States federal income tax consequences of the amended options and the options with respect to which you choose to accept this offer, as well as the consequences of accepting or rejecting this offer. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in this offer.

In addition, some states, including California, impose additional penalty taxes and interest charges. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences.

Federal income tax consequences in multiple jurisdictions.

If you are a citizen or resident of the United States, and are also subject to the tax laws of another non-United States jurisdiction, you should be aware that there might be other tax and social insurance consequences that may apply to you. Certain eligible employees may be subject to the tax laws in the United States and to the tax laws in Canada. If you are subject to the tax laws in Canada, please see the description of the personal tax consequences of participating in the offer under the tax laws of Canada, which is included in Schedule C to this Offer to Amend. We strongly recommend that you consult with your own advisors to discuss the consequences to you of participating or not participating in this offer.

Income tax consequences in Canada.

You should refer to Schedule C of this Offer to Amend for a discussion of Canadian tax consequences of the amended options and the options with respect to which you choose to accept this offer, as well as the consequences of accepting or rejecting this offer. We strongly recommend that you consult with your own financial, legal and/or tax advisors regarding any personal tax consequences, including any local tax consequences.

10.	Information concerning the Company.

Juniper develops purpose-built, high performance IP platforms that enable customers to support a wide variety of services and applications at scale. Service providers, enterprises, governments and research and education institutions rely on Juniper to deliver a portfolio of proven networking, security and application acceleration solutions that solve highly complex, fast-changing problems in the world’s most demanding networks.

Juniper was incorporated in 1996 under the laws of the State of California. In 1998, we changed our state of incorporation from California to Delaware.

Our principal executive offices are located at 1194 North Mathilda Avenue, Sunnyvale, CA 94089, U.S.A., and our telephone number is (408) 745-2000. Questions regarding how to participate in this offer, including technical issues with respect to accessing Juniper’s intranet, should be e-mailed to stockadmin@juniper.net.

The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 is incorporated herein by reference. Please see Section 18 of this Offer to Amend entitled, “Additional

Information,” for instructions on how you can obtain copies of our SEC filings, including filings that contain our financial statements.

We had a book value per share of $10.78 at December 31, 2006.

The following table sets forth our ratio of earnings to fixed charges for the periods specified:

Fiscal Year Ended
	December 31,	December 31,	December 31,
	2006	2005	2004
		As Restated(1)	As Restated(1)

Ratio of earnings to fixed charges	—	41.3x	17.0x

The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings represents (i) income before taxes before adjustment for minority interests in equity investees and (ii) fixed charges. Fixed charges consist of interest expensed and debt cost amortization and the estimated portion of rental expense deemed by Juniper to be representative of the interest factor of rental payments under operating leases. The pre-tax losses from continuing operations for the year end December 31, 2006 are not sufficient to cover fixed charges by a total of approximately $897.0 million. As a result, the ratio of earnings to fixed charges has not been computed for this period.

(1)	See Note 2, “Restatement of Condensed Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

11.	Interests of directors and executive officers; transactions and arrangements concerning the options.

A list of our directors and executive officers (for purposes of Section 16 of the Exchange Act) is attached to this Offer to Amend as Schedule A. None of our executive officers and none of our non-employee directors is eligible to participate in this offer and therefore none of these individuals holds tainted options.

Neither we, nor any of our directors or executive officers, nor any affiliates of ours were engaged in transactions involving our options to purchase common stock under our Juniper Networks, Inc. Amended & Restated 1996 Stock Plan and Juniper Networks 2000 Nonstatutory Stock Option Plan during the 60 days before and including the commencement of this offer.

12.	Status of options amended by us in the offer; accounting consequences of the offer.

Options that are tendered to us and are accepted by us under this offer will be amended under the Juniper Stock Plans.

The offer is considered a repricing of options with respect to all tainted options and as a result, the Company may record additional stock-based compensation, if any, equal to the originally measured fair value on the date of grant that is yet to be recognized as the repricing date, plus any incremental compensation attributed to the modification. The determination of incremental compensation will be based on the excess, if any, of the fair value of the repriced options plus the cash payment that is in excess of the fair value of the options just prior to the repricing.

13.	Legal matters; regulatory approvals.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance of options for amendment and issuance of amended options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency or any Nasdaq Global Select Market listing requirements that would be required for the acquisition or ownership of our options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept elections with respect to tainted options and to issue amended options is subject to the conditions described in Section 7 of this Offer to Amend.

If we are prohibited by applicable laws or proposed tax regulations from amending options on the expiration date, we will not amend any options subject to such provisions. We are unaware of any such prohibition at this time, and we will use reasonable efforts to affect the amendment, but if the amendment is prohibited on the expiration date we will not amend any options subject to such provisions.

14.	Material United States federal income tax consequences.

If You Participate in this Offer.

As a result of participation in this offer, you may avoid potentially adverse personal tax consequences associated with your tainted options. Please read this section carefully, as well as the following section summarizing the potential tax consequences to you if you decide to keep your current options.

The following is a summary of the material United States federal income tax consequences of participating in the offer for those eligible U.S. employees subject to United States federal income tax. This discussion is based on the United States Internal Revenue Code of 1986, as amended, its legislative history, final or proposed tax regulations thereunder and administrative and judicial interpretations (the “Code” or “Internal Revenue Code”) as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each eligible U.S. employee will depend upon that eligible U.S. employee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction.

If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social insurance consequences that may apply to you. Certain eligible U.S. employees may be subject to the tax laws in the United States and to the tax laws in Canada. If you are subject to the tax laws in Canada, please see the description of the tax consequences of participating in the offer under the tax laws of Canada which is included in Schedule C to this Offer to Amend. In addition, some states, including California, impose additional penalty taxes and interest charges. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction.

We recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer, as the related tax consequences to you are dependent on your individual tax situation. You may also direct any general questions regarding the terms of this offer or requests for general tax information about this offer to the following location on Juniper’s intranet: http://tenderoffer.juniper.net.

Cash payments.

The cash payments you will receive as part of consideration for your tainted options under this offer will be taxable to you as compensation income. We generally will be entitled to a deduction equal to the amount of compensation income taxable to you if we comply with applicable reporting requirements. If you were an employee of Juniper at the time the tainted options with respect to which you accepted this offer were granted, any income recognized upon your receipt of a cash payment will constitute wages for which withholding will be required.

Amended options.

If you are an eligible U.S. employee who chooses to accept this offer with respect to your tainted options, you should not be required to recognize income for United States federal income tax purposes at the time of the acceptance and amendment of such options. We believe that the acceptance and amendment of options will be treated as a non-taxable exchange.

All tainted options are nonstatutory stock options for purposes of United States tax law. Your amended options will continue to be nonstatutory stock options for purposes of United States tax law. Under current law, an option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be compensation income taxable to the option holder. As a result of Section 409A of the Internal Revenue Code, however, nonstatutory stock options granted with an exercise price below the fair market value of the underlying stock may be taxable to a participant before he or she exercises an award. If you elect to participate in this offer, your tainted options that are amended should no longer be subject to the adverse personal tax consequences under Section 409A that this offer was designed to allow you to avoid.

We generally will be entitled to a deduction equal to the amount of compensation income taxable to the option holder if we comply with applicable reporting requirements.

Upon disposition of the shares, any gain or loss is treated as capital gain or loss. If you were an employee of Juniper at the time of the grant of the option, any income recognized upon exercise of a nonstatutory stock option generally will constitute wages for which withholding will be required.

In addition, if you are a resident of more than one country, you should be aware that there might be tax and social insurance consequences for more than one country that may apply to you. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of this transaction. We strongly recommend that you consult with your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer. You may also direct any general questions regarding the terms of this offer or requests for general tax information about this offer to the following location on Juniper’s intranet: http://tenderoffer.juniper.net.

If You Do Not Participate in this Offer.

The following is a summary of the material United States federal income tax consequences of declining to participate in the offer for those eligible U.S. employees subject to United States federal income tax. This discussion is based on the United States Internal Revenue Code, its legislative history, treasury proposed tax regulations thereunder and administrative and judicial interpretations as of the date of this Offer to Amend, all of which are subject to change, possibly on a retroactive basis. The federal tax laws may change and the federal, state and local tax consequences for each eligible U.S. employee will depend upon that eligible U.S. employee’s individual circumstances. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of option holders. If you are subject to taxation in the United States, and are also subject to the tax laws of another country, you should be aware that there might be other tax and social security consequences that may apply to you. In addition, some states, including California, impose additional penalty taxes and interest charges. We strongly recommend that you consult with your own advisors to discuss the consequences to you of this transaction.

We recommend that you consult your financial, legal and/or tax advisors with respect to the federal, state and local tax consequences of participating in the offer, as the tax consequences to you are dependent on your individual tax situation. You may also direct any general questions regarding the terms of this offer or requests for general tax information about this offer to the following location on Juniper’s intranet: http://tenderoffer.juniper.net.

Your decision not to accept this offer with respect to your tainted options could result in potentially adverse personal tax consequences to you. Please read this section carefully and talk to your tax advisors about your decision regarding participation in this offer.

As a result of your participating in this offer, you may avoid potentially adverse personal tax consequences associated with your tainted options under U.S. tax law. Section 409A and proposed tax regulations under the American Jobs Creation Act of 2004 provide that stock options issued with an exercise price less than the fair market value of the underlying stock on the date of grant (i.e., granted at a discount) are considered deferred compensation and must comply with the operating rules of Section 409A. In order to comply with those operating rules, the stock options must have fixed exercise dates to avoid early income recognition and an additional 20% tax and possible interest charges.

None of the tainted options have fixed exercise dates and therefore this non-compliance with the operating rules of Section 409A would likely subject the eligible U.S. employees to income recognition before the options are exercised and would subject the eligible U.S. employees to the additional 20% tax. As of the date of this offer, the Internal Revenue Service (“IRS”) has not issued final guidance regarding the tax consequences associated with such options. However, based on currently available guidance, we believe that, in the tax year in which an option vests, eligible U.S. employees will have income recognition equal to the difference between the fair market value of the shares and the exercise price (the “spread”) and will be subject to the 20% tax on the spread. In addition, we believe that during each subsequent tax year (until the option is exercised or expires), eligible U.S. employees will be subject to additional annual income and penalty taxes on any increase in value of the underlying stock. Finally, certain states have laws similar to Section 409A. Consequently, eligible U.S. employees may also incur additional taxes, penalties and interest charges under state law provisions. For example, California has a provision similar to Section 409A and imposes a 20% tax with regard to discounted stock options (in addition to the federal 20% tax and any federal and state income taxes).

Juniper cannot guarantee any particular tax results related to your options; furthermore, there is uncertainty because the proposed tax regulations are not final. However, Juniper will withhold taxes and report income amounts to the IRS and other taxing authorities as required by applicable laws. Because this offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in this offer.

Example:  You are an eligible U.S. employee who holds options to purchase 1,000 shares of Juniper common stock with an original exercise price per share of $5.00. Subsequent to the date of grant, the exercise price per share based upon the measurement date of your options for financial accounting purposes was determined to be $6.00. On the initial vesting date of December 31, a total of 250 of the shares subject to the option vest at a time when the fair market value is $10.00 per share and there is a total “spread” of $1,250.00. Under the proposed tax regulations, in the year in which the option vests, you may have taxable income equal to $1,250.00 (the difference between the $10.00 fair market value and $5.00 exercise price multiplied by the 250 shares that vest) for federal and state tax purposes at your applicable income tax rates and also owe an additional $250.00 due to the 20% penalty tax imposed under Section 409A (20% of $1,250.00). If you are a California employee, you may owe an additional $250.00 due to the 20% penalty tax imposed under California law. Additionally, you may owe an interest penalty with the calculation of such penalties dating back to the original date of grant and you may owe additional taxes in subsequent years, based on an increase in value of the underlying stock. If, for example, your applicable federal and state tax rate is a total of 44.3%, then once the Section 409A and equivalent California penalty taxes are added, you could end up paying approximately 84.3% on the “spread” of an option you may not have yet exercised, plus potential interest charges, which may be approximately 9% of the “spread.”

Uncertainty

Unfortunately, the IRS has not issued definitive final guidance under Section 409A. There is a chance that final guidance issued by the IRS may provide some relief with respect to certain tainted options and your personal tax advisor may advocate a position under the current statute and IRS guidance that your tainted options are exempt from Section 409A. We cannot guarantee the effect of any future IRS guidance and will work as quickly as possible when future guidance is issued to analyze it and provide information to our eligible U.S. employees regarding such guidance.

Juniper cannot guarantee any particular tax results related to your options; furthermore, there is uncertainty because the proposed tax regulations are not final. Because this offer involves complex tax considerations, we urge you to consult your financial, legal and/or tax advisor before you make any decisions about participating in this offer.

In addition, if you are subject to taxation in the United States, and also are subject to taxation in another country, there may be additional tax consequences relating to your participation in this offer. Please see Schedule C of this Offer to Amend, as applicable, for a description of these tax consequences. Further, some states, including California, impose additional penalty taxes and interest charges. We recommend that you consult with your financial, legal and/or tax advisors regarding any personal tax consequences, including any state tax consequences.

15.	Extension of offer; termination; amendment.

We reserve the right, at our discretion, at any time and regardless of whether or not any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for amendment of any options. If we elect to extend the period of time during which this offer is open, we will give you written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw elections with respect to tainted options until such extended expiration date. In the case of an extension, we will issue a press release, e-mail or other form of communication no later than 6:00 a.m., Pacific Time, on the next U.S. business day after the previously scheduled expiration date.

We also reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone the expiration of the offer (resulting in a delay of our acceptance and amendment of any options with respect to which elections have been made) if any of the events listed in Section 7 of this Offer to Amend occurs, by giving written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and amendment of options with respect to which elections have been made is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of an offer like this.

Subject to compliance with applicable law, we further reserve the right, before the expiration date, in our discretion, and regardless of whether any event listed in Section 7 of this Offer to Amend has occurred or is deemed by us to have occurred, to amend the offer in any respect, including by decreasing or increasing the consideration offered in this offer to option holders or by decreasing or increasing the number of options being sought in this offer. As a reminder, if a particular option grant expires after commencement, but before amendment under the offer, that particular option grant is not eligible for amendment. Therefore, if we extend the offer for any reason and if a particular option with respect to which an election to accept the offer was made before the originally scheduled expiration of the offer expires after such originally scheduled expiration date but before the actual expiration date under the extended offer, that option would not be eligible for amendment.

The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us or a change in amount of existing options sought, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify the number of tainted options being sought in this offer or the consideration being offered by us for the tainted options in this offer, the offer will remain open for at least ten U.S. business days from the date of notice of such modification. If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of tainted options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of tainted options of such amendment, and we will extend the offer’s period so that at least five U.S. business days, or such longer period as may be required by the tender offer rules, remain after such change.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or a United States federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, U.S. Eastern Time.

16.	Fees and expenses.

Juniper has engaged a third-party consultant to prepare communications regarding this offer and to provide general tax information to eligible employees with respect to this offer. The consultant will not provide tax advice specific to an individual’s circumstances or make any recommendation. We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections with respect to this offer.

17.	Additional information.

This Offer to Amend is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offer to Amend does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this offer with respect to your options:

1. Our annual report on Form 10-K for our fiscal year ended December 31, 2006, filed with the SEC on March 9, 2007;

2. Our definitive proxy statement on Schedule 14A for our 2006 annual meeting of stockholders, filed with the SEC on April 10, 2006;

3. The description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on June 11, 1999 and any further amendment or report filed hereafter for the purpose of updating such description; and

4. Our Current Report on Form 8-K, filed with the SEC on January 8, 2007; Current Report on Form 8-K, filed with the SEC on January 30, 2007; Current Report on Form 8-K, filed with the SEC on February 8, 2007; Current Report on Form 8-K, filed with the SEC on February 21, 2007; Current Report on Form 8-K, filed with the SEC on March 5, 2007; two Current Reports on Form 8-K, filed with the SEC on March 12, 2007; Current Report on Form 8-K, filed with the SEC on March 13, 2007 (other than the portions of these documents not deemed to be filed).

The SEC file number for these filings is 000-26339. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at www.sec.gov.

Each person to whom a copy of this Offer to Amend is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by e-mailing stockadmin@juniper.net. You can also view and print additional copies of the Offer to Amend by clicking on the “Juniper Tender Offer Statement” link on your online Addendum you can access the Addendum and the remainder of the election agreement via Juniper’s intranet (at the website address: https://hr-tools.juniper.net/
servlets/psportal/hr8prd?url=https://hr-tools.juniper.net/servlets/iclientservlet/hr8prd/
?ICType=Panel&Menu=ROLE EMPLOYEE&Market=GBL&PanelGroupName=JN EMP STK PHINX&
RL=&target=main3, or by clicking on the “Stock Option Tax Correction Info” link located on both the intranet’s Stock Administration page and PeopleSoft Employee Self Service Portal).

As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this Offer to Amend, you should rely on the statements made in the most recent document.

The information contained in this Offer to Amend about us should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.	Financial statements.

The financial information included in our annual report on Form 10-K for the fiscal year ended December 31, 2006 is incorporated herein by reference. Attached as Schedule B to this Offer to Amend is a summary of our financial information for our annual report on Form 10-K for our fiscal year ended December 31, 2006. More complete financial information may be obtained by accessing our public filings with the SEC by following the instructions in Section 17 of this Offer to Amend.

19.	Miscellaneous.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should elect to accept this offer with respect to your options. Juniper has engaged a third-party consultant to prepare communications regarding this offer and to provide general tax information to eligible employees with respect to this offer. The consultant will not provide tax advice specific to an individual’s circumstances or make any recommendation. You should rely only on the information in this document or documents to which we have referred you. Except with respect to the third-party consultant to the extent abovementioned, we have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this Offer to Amend the Exercise Price of Certain Options and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Juniper Networks, Inc.
March 12, 2007

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF JUNIPER NETWORKS, INC.

The directors and executive officers of Juniper are set forth in the following table:

Name	Position and Offices Held

Scott Kriens	Chief Executive Officer and Chairman of the Board of Directors
Stratton Sclavos	Director
William R. Stensrud	Director
Robert M. Calderoni	Director
Kenneth Goldman	Director
Willam R. Hearst III	Director
Michael Lawrie	Director
Kenneth Levy	Director
Pradeep Sindhu	Chief Technical Officer and Vice Chairman of the Board of Directors
Robert R.B. Dykes(1)	Executive Vice President, Business Operations and Chief Financial Officer
Stephen Elop	Chief Operating Officer
Edward Minshull	Executive Vice President, Field Operations
Kim Perdikou	Executive Vice President, Infrastructure Products Group and General Manager, Service Provider Business Team
Robert Sturgeon(2)	Executive Vice President, Service Layer Technology Group and General Manager, Enterprise Business Team

None of our executive officers or none of our directors is eligible to participate in this offer. The address of each executive officer and director is: c/o Juniper Networks, Inc., 1194 North Mathilda Avenue, Sunnyvale, CA 94089, U.S.A. and phone number of each executive officer and director is (408) 745-2000.

(1)	Mr. Robert Dykes, Executive Vice President, Business Operations and Chief Financial Officer, announced his resignation on March 12, 2007. Mr. Dykes will continue in his current role with Juniper through the end of April 2007.

(2)	Mr. Robert Sturgeon, Executive Vice President, Service Layer Technology Group and General Manager, Enterprise Business Team, announced his resignation on March 12, 2007. Mr. Sturgeon will continue in his current role with Juniper through the end of March 2007.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION
OF JUNIPER NETWORKS, INC. AND SUBSIDIARIES

B-1

Juniper Networks, Inc.

Summary Financial Information

	Year Ended	Year Ended
	December 31,	December 31,
	2006	2005
		As restated(1)
	(In thousands, except per
	share amounts)

Consolidated Condensed Statement of Earnings Data:
Total net revenues	$2,303,580	$2,063,957
Gross margin	1,549,290	1,410,500
Operating (loss) income	(997,782)	441,046
Net (loss) income	(1,001,437)	350,701
Net (loss) income per share:
Basic	$(1.76)	$0.63
Diluted	$(1.76)	$0.58
Shares used in computing net (loss) income per share:
Basic	567,454	554,223
Diluted	567,454	600,189
Consolidated Condensed Balance Sheet Data (at period end)
Cash and cash equivalents	$1,596,333	$918,401
Current assets	2,521,806	1,888,787
Non-current assets	4,846,589	6,294,824
Current liabilities	762,617	627,401
Non-current liabilities	490,694	467,976
Total stockholders’ equity	6,115,084	7,088,234

(1)	See Note 2, “Restatement of Condensed Consolidated Financial Statements,” in our Annual Report on Form 10-K filed with the SEC on March 9, 2007.

B-2

SCHEDULE C

GUIDE TO TAX ISSUES IN CANADA

The following is a general summary of the tax consequences of the offer to amend tainted options and receive a cash payment pursuant to the offer for individuals subject to tax in Canada. This summary is general in nature and does not discuss all of the tax consequences (including provincial variations) that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respects to all categories of eligible participants. Please note that tax laws change frequently and occasionally on a retroactive basis.

This summary also includes other country specific requirements that may affect your participation in the offer.

If you are a citizen or resident of another country for local law purposes, the information contained in this summary may not be applicable to you. You are advised to seek appropriate professional advice as to how the tax or other laws in your country apply to your specific situation.

Cash Payment

You will be subject to tax on any cash payment (including any gross-up amount) received pursuant to this offer.

Amended Options

You will likely not be subject to tax at the time you accept this offer and your current tainted options are amended. Please note, however, that the result is not completely certain.

Exercise of Amended Options

Subject to the potential deferral provisions discussed in the paragraph below, when you exercise your amended options you must include the difference between the fair market value of the shares on the date of exercise and the option price in your income. Under guidance issued by the Canada Revenue Agency (“CRA”), only one-half of this “gain” may be subject to tax on the amended options; that is, you may be able to permanently exclude one-half of this “gain” from the taxable amount. You will be subject to tax on the remaining one-half of the gain at your applicable marginal tax rate.

You may also be able to defer taxation of the taxable portion of the gain arising upon exercise (i.e., the remaining one-half of the difference between the fair market value of the shares on the date of exercise and the option price) until the earliest of: (i) when you sell the shares purchased upon exercise; (ii) when you die; or (iii) when you become a non-resident of Canada. In order to be eligible for this deferral, you must file an election with your employer by January 15 of the year following the year in which shares are purchased upon exercise.

You may only defer the tax on the spread at exercise on up to C$100,000 worth of options that vest in any one-year. For the purpose of calculating this limit, the value of an option equals the fair market value of the shares subject to the option at the time the option was granted.

You will be subject to social insurance contributions on the taxable amount (regardless of whether the deferral applies) to the extent you have not exceeded the annual wage ceiling.

Finally, please note that under current CRA guidance, it is likely that the deduction and deferral are available for amended options (although this result is not completely certain). Thus, please check with your tax advisor to determine if the deduction and deferral apply to your situation.

Sale of Shares

If you acquire shares upon exercise, you will be subject to tax when you subsequently sell the shares. The taxable amount will be one-half of the difference between the sale proceeds and the adjusted cost basis of the shares (generally, the fair market value on the date of exercise), less any brokerage fees. In addition, any amount on which taxation was deferred at exercise, if applicable, will become taxable at the time the shares are sold. Income tax will be assessed on the taxable income at your marginal income tax rate.

C-1

One-half of any loss arising on the sale of the shares (including any brokerage fees) may be deducted from any taxable capital gain for the year, the previous three taxation years, or any subsequent year.

Withholding and Reporting

Your employer will report the income recognized at exercise and any amount excluded under the one-half exemption rule, if applicable, to the CRA. A copy of the T4 form containing this information will be delivered to you prior to the last day of February in the year following the year in which you exercise your amended option.

Your employer will also withhold income tax and social insurance contributions (to the extent you have not exceeded the applicable contribution ceiling) on the amended options. You will be responsible for paying any and all taxes due upon the sale of shares. For each year that you defer taxation, if any, you must file a Form T1212 with the CRA with your annual tax return.

Your employer will withhold income tax and social insurance contributions (including Canada pension plan contributions and employment insurance contributions to the extent the contribution ceiling has not been exceeded) to the extent you receive a cash payment (including any gross-up amount).

Securities Law Information

You are permitted to sell shares through the designated broker appointed under the Juniper Stock Plans, if any, provided the resale of shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed. The shares are currently listed on the NASDAQ Global Select Market.

If you are also subject to U.S. tax law, please see the discussion under Section 14. Note that the consequences for someone who is subject to tax in multiple jurisdictions may be subject to other or different tax and social insurance consequences. We strongly recommend that you consult with your financial, legal and/or tax advisors to discuss the consequences to you of participating or not participating in this offer.

C-2